[LETTERHEAD OF [Parsons Infrastructure & Technology Group Inc.]]

                                                                     POG #24058

May 1, 2003

Perma-Fix of Dayton, Inc.
300 S. West End Avenue
Dayton, Oh 45427

Attention: Mr. Larry McNamara

Subject:   Newport Chemical Agent Disposal Facility (NECDF)
           Subcontract #742168-40069
           Treatability Studies and Transport, Storage, Disposal
           Facility (TSDF) Subcontract Documents

Dear Mr. McNamara;

Transmitted herewith is a copy of the fully executed bilateral Subcontract Document for your records. Please initial and date the completion date correction, on the Subcontract Face Sheet upper right corner and complete the information as requested in the box located directly above the Parsons signature block regarding, Individual, Partnership, Incorporated in the State of ?.

Please return a copy of the Subcontract Face Sheet with the above information as corrected/provided.

Please call me at (765) 245-5984 should you have questions concerning the above.

Regards,

PARSONS


/s/ Mel Mitchell
------------------------------
Mel Mitchell
Sr. Subcontract Administrator

                                      INDEX

                         SUBCONTRACT NUMBER 742168-40069

           TREATABILITY STUDIES, PUBLIC OUTREACH, TRANSPORT, STORAGE,
                     TREATMENT AND DISPOSAL FACILITY (TSDF)
                       THIRTY PERCENT (30%) PARTICIPATION
                                     (NECDF)

TAB

Subcontract: - Executed Subcontract Face Sheet
a. Section 0   - Statement of Work
b. Section 0   - Statement of Work Attachment 0.1 Material Safety Data Sheet
                 MSDS.
c. Section 0   - Statement of Work Attachment 0.2 Supplemental Property Data
d. Section 0   - Statement of Work Attachment 0.3 Hydrolysate Pretreatment
                 Studies and Experience.
e. Section 0   - Statement of Work Attachment #1 Measurement of Success for
                 Treatability Studies
f. Section 0   - Attachment #2 Protocol For Treatability Studies
g. Section I   - Deliverable Items List
h. Section III - Supplier Data Requirements
i. Section IV  - Compensation and Payment
j. Section IV  - Compensation and Payment Attachment #1 Cost Details for Public
                 Outreach
k. Section IV  - Compensation and Payment Attachment #2 Final Release
                 Certification
1. Section V   - Special Provisions
m. Section V   - Special Provisions Attachment #1 Parent Company Guarantee
n. Section V   - Special Provisions Attachment #2 Documents Incorporated by
                 Reference and Termination Clause for Treatability Studies
o. Section V   - Special Provisions Attachment #3 Cell Phone Use on NECDF
                 Depot
p. Section V   - Special Provisions Attachment #4 Patents and Intellectual
                 Property Ownership Identification
q. Section V   - Special Provisions Exhibit I to Section V, Rev 0
r. Section V   - Special Provisions Exhibit 1 to Section V, Rev 0 Attachment #1
                 Additional FAR Clause
s. Section V   - Special Provisions Exhibit 2 to Section V, Rev 0 RFI/RFD
                 Request Form
t. Section VI  - General Provisions Standard Subcontract

                                                                                                      ==============================
Parsons                                                 SUBCONTRACT                                   PLEASE INCLUDE THE SUBCONTRACT
Infrastructure & Technology Group Inc.                                                                NUMBER ON ALL CORRESPONDENCE
                                                                                                      ------------------------------
                                                                                                      SUBCONTRACT NO.      AMEND
                                                                                                       742168 40069          0
                                                                                                      ==============================

------------------------------------------------------------------------------------------------------------------------------------
                                                                  Client: US Army, Industrial Operation
------------------------------------------------------------------------------------------------------------------------------------
   SUBCONTRACTOR NAME AND ADDRESS
                                                                     REQUISITION NO.    : 40069                           REV: 0
   PERMA-FIX OF DAYTON, INC.
   300 S. WEST END AVENUE                                            AMENDMENT DATE     : 01-28-03
                                                                     EFFECTIVE DATE     : 12-21-02
   DAYTON, OH 45427                                                  COMPLETION DATE    : 07-01-04
                                                                     TYPE OF S/C        : Fixed Price/Fixed Unit Price
   ATTN: Tom Trebonik                                                PRIME CONTRACT NO. : DAAA09-99-C-0016
   PHONE: 937-268-6501
   FAX NO: 937-268-9059                                              PRIORITY RATING    : N/A

   SUBCONTRACTOR CODE: W6359                                         PREVIOUS TOTAL AMOUNT:                        $         0.00
   CLIENT SUBCONTRACTOR CODE:                                        INCREASE / DECREASE:                          $         0.00
   SMALL NON-DISADVANTAGED BUSINESS                                  NEW TOTAL AMOUNT:                             $10,106,335.00
                                                                     ORDER NOT TO EXCEED:                          $10,106,335.00
   JOBSTTE :                                                         ALL AMOUNTS IN: U.S. Dollars
   CONFIRMING NOTICE TO PROCEED DATED 12-21-02                            PAY TERMS: SEE NOTES
                     TO Perma-Fix or Dayton, Inc.
------------------------------------------------------------------------------------------------------------------------------------
THIS SUBCONTRACT IS ENTERED INTO BY AND BETWEEN PARSONS INFRASTRUCTURE & TECHNOLOGY GROUP INC. (HEREINAFTER CALLED THE
"CONTRACTOR"), A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEVADA AND THE INDIVIDUAL, PARTNERSHIP, OR
CORPORATION (HEREINAFTER CALLED THE "SUBCONTRACTOR"). THE PARTIES HEREBY AGREE AS FOLLOWS:

     THE SUBCONTRACTOR SHALL FURNISH ALL LABOR, EQUIPMENT AND MATERIAL AND PERFORM ALL SERVICES SET FORTH IN THE STATEMENT OF WORK
     AND ALL OTHER SECTIONS DESIGNATED IN THE TABLE OF CONTENTS BELOW.

------------------------------------------------------------------------------------------------------------------------------------
                                                           TABLE OF CONTENTS
                                            THIS SUBCONTRACT CONTAINS THE FOLLOWING SECTIONS
------------------------------------------------------------------------------------------------------------------------------------
 SECTION                                                           SECTION
----------                 DESCRIPTION OF SECTION                 ----------                 DESCRIPTION OF SECTION
NO.   REV.                                                        NO.   REV.
------------------------------------------------------------------------------------------------------------------------------------
0       0    Statement of Work                                     VI     0        General Provisions
I       0    Deliverable Items List
III     0    Subcontractor Data Requirements
IV      1    Compensation and Payment
V       1    Special Provisions

------------------------------------------------------------------------------------------------------------------------------------
 REFER ALL QUESTIONS AND CORRESPONDENCE TO:                                     INVOICING INSTRUCTIONS:
                                                                                   MAIL INVOICES TO : (IN QUADRUPLICATE)
   PROJECT NO. 742168          LOCATION Newport, IN                                   PARSONS INFRASTRUCTURE & TECHNOLOGY GROUP
                                                                                      Highway 63 South
      ATTENTION OF: Melvyn Mitchell                                                   Post Office Box 519
                         SUBCONTRACT ADMINISTRATOR                                    Newport, IN 47966

   TELEPHONE: (765) 245-5984   FAX: (765) 245-5833                                    ATTN: Melvyn Mitchell, Subcontracts Depart

------------------------------------------------------------------------------------------------------------------------------------
 CHECK APPROPRIATE BOX:        NOTE: IF, SUBCONTRATOR IS A CORPORAION, THE FOLLOWING CERTIFICATION MUST BE COMPLETED IN FULL.

  [_] INDIVIDUAL
                               I _________________________________________________________, CERTIFY THAT I AM SECRETARY OF THE
  [_] PARTNERSHIP              CORPORATION NAMED AS THE SUBCONTRACTOR HEREIN, THAT ___________________________________ WHO
                               SIGNED THIS SUBCONTRACT ON BEHALF OF THE SUBCONTRACTOR WAS THEN _________________________ OF
  [_] INCORPORATED IN THE      SAID CORPORATION, THAT SAID SUBCONTRACT WAS DULY SIGNED FOR AND ON BEHALF OF SAID CORPORATION BY
      STATE OF:                AUTHORITY OF ITS GOVERNING BODY, AND IS WITHIN THE SCOPE OF ITS CORPORATE POWERS.
 ____________________________

------------------------------------------------------------------------------------------------------------------------------------
         IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS SUBCONTRACT AS OF THE DATE SHOWN BELOW:
         THE EFFECTIVE DATE OF THIS SUBCONTRACT REMAINS AS ENTERED ABOVE.

                   Parsons Infrastructure & Technology Group Inc.                             SUBCONTRACTOR

          John A. Scott                                            By        Larry McNamara
----------------------------------------------------------------      -------------------------------------------------------------
                          PLEASE PRINT                                                      PLEASE PRINT

SIGNATURE /s/ John A. Scott                                        SIGNATURE /s/ Larry McNamara
          ------------------------------------------------------             ------------------------------------------------------

TITLE President                                                    TITLE President, Nuclear Services, Div

DATE  4/25/2003                                                    DATE  2/24/03

------------------------------------------------------------------------------------------------------------------------------------

                                    Section 0

                                Statement of Work

[GRAPHIC]                                                       [LOGO]

--------------------------------------------------------------------------------

U.S. Army Corps                                  Product Manager for Alternative
of Engineers                                         Technologies and Approaches
Engineering and Support Center, Huntsville           Aberdeen Proving Ground, MD

                    Newport Chemical Agent Disposal Facility

                                    Section 0
                                Statement of Work
                                       for
                   Treatment Storage Disposal Facility (TSDF)
                           Subcontract # 742168-40069

                                 prepared under
                           Contract DAAA 09-99-C-0016

                                     [LOGO]

                                  July 26, 2002

                                    Section 0

                                Statement of Work

1.0 PROJECT DESCRIPTION

Parsons Infrastructure and Technology Group Inc (CONTRACTOR) is acting under Prime Contract (DAAA09-C-0016) to the US Army Operations Support Command as the Systems Contractor responsible for design, construction and operation of the Newport Chemical Agent Disposal Facility (NECDF) located at the Newport Chemical Depot (NECD) in Newport, IN. The NECDF is being developed for destruction/demilitarization of chemical nerve agent (VX) stored at the NECD as required to satisfy the provisions of the Chemical Weapons Convention (CWC) Treaty, Article IV and Part IV(A) of the Verification Annex. Project plans call for destruction of the agent by caustic neutralization at the NECDF, followed by transport and disposal of the resulting, hazardous, hydrolysate waste by an appropriately licensed and capable Transporter and Treatment, Storage and Disposal Facility (TSDF).

2.0 SUBCONTRACT DESCRIPTION

This subcontract defines the terms and conditions for Transporter/TSDF (SUBCONTRACTOR) support to the Contractor associated with transport and disposal of NECDF hydrolysate wastes. The Subcontractor shall comply with all sections of the subcontract. Technical requirements for Subcontractor work are defined in this Section 0, Statement of Work (SOW). The SOW not only defines technical requirements for Subcontractor work but also requirements for technical content of the Subcontractor's Proposal. The Subcontractor's Proposal will further detail Subcontractor work plans and work requirements, and will be incorporated into the subcontract upon award.

3.0 WORK DESCRIPTION

In performing work, the Subcontractor shall satisfy all requirements of the subcontract including the specific work descriptions of this subcontract section. In providing requested plans and information, the Subcontractor is to demonstrate an understanding of the risks involved and the procedures necessary to place the highest priority on the protection of human health and the environment.

3.1 Waste Transport

Details of Subcontractor requirements related to waste transport are as provided in the Subcontractor's Proposal. The Subcontractor's Proposal shall satisfy, and provide documentation of satisfaction of, minimum content and transport requirements as follow:

a. Hydrolysate waste to be transported is as defined in the Attachment 0.1 Material Safety Data Sheet (MSDS) and Attachment 0.2 Supplemental Property Data.

b. The Subcontractor shall provide transport services for, nominally, 7000 gal/day of hydrolysate waste throughout the NECDF period of operation as defined in SOW Section 6.0, Period of Performance.

c. Transport services shall be available seven (7) days/week as necessary to support NECDF operating schedules.

d. The Subcontractor's Proposal shall provide plans for transport logistics and details including considerations such as vehicle and driver, pickup and delivery, security, travel and layover, flushing and decontamination requirements and definitions. The Subcontractor shall provide plan updates to, and plan implementation and transport performance shall be subject to audit by, the Contractor throughout the subcontract period of performance. Contractor audits may be performed on-site at the Subcontractor's facilities.

e. Transport services may be either Subcontractor-owned or Subcontractor subcontracted as specifically defined in Subcontractor's Proposal.

f. Transport shall be by dedicated tankers used exclusively for NECDF-hydrolysate transport throughout the period of program work.

g. Transport services shall be performed in compliance with all applicable regulations, and vehicles and drivers appropriately licensed and permitted for hydrolysate waste transport. The Subcontractor's Proposal shall identify all applicable regulations and certifications and include evidence of Subcontractor compliance. Such evidence shall include licensing and other documentation applicable to all states through which hydrolysate is to be transported.

h. The Subcontractor shall be solely responsible for cleanup and reporting of any spills occurring during provisions of transport services whether such incidents occur at the NECD site, in transport, or at the receiving TSDF site. The Subcontractor's Proposal shall include plan details for spill response, remediation and reporting.

3.2 Waste Treatment/Disposal

Details of Subcontractor requirements related to waste treatment/disposal are as provided in the Subcontractor's Proposal. The Subcontractor's Proposal shall satisfy, and provide documentation of satisfaction of, minimum treatment/disposal and content requirements as follow:

a.   Hydrolysate waste to be treated/disposed is as defined in the Attachment
     0.1 Material Safety Data Sheet (MSDS) and Attachment 0.2 Supplemental Property Data.

b. The Subcontractor shall provide necessary pretreatment and primary treatment services for, nominally, 7000 gal/day of hydrolysate waste throughout the NECDF period of operation as defined in SOW Section 6.0, Period of Performance.

c. All necessary pretreatment and primary treatment operations shall be performed at the Subcontractor's TSDF site.

d. Any required operations associated with hydrolysate waste treatment/disposal to be performed off-site from the Subcontractor's facilities shall be specifically defined in the Subcontractor's Proposal.

e. The Subcontractor's Proposal shall define all proposed activities and operations associated with pretreatment of waste necessary prior to primary treatment, including process development activities. SOW Attachment 0.3 Hydrolysate Pretreatment Studies and Experience summarizes Contractor experience relating to hydrolysate pretreatment. The Subcontractor's pretreatment plan shall include specific pretreatment assumptions, including definition of chemical additives and quantities, made in preparation of the Proposal.

f. The Subcontractor shall have suitable bulk-storage capacity available on-site at the TSDF to allow continued receipt of NECDF hydrolysate waste in the event of any disruption of Subcontractor pre- or primary treatment operations.

g. The Subcontractor's Proposal shall include an operations plan describing equipment and operations involved in storage and processing of hydrolysate waste. The plan shall address both normal and abnormal operating scenarios. The plan shall include equipment capacities, processing flow rates, processing additions, processing conditions, etc. The plan shall define anticipated outages and operations during such outages. The plan shall define days of storage available and include any contingency plans for outages exceeding available storage capabilities. The plan shall include definition of secondary wastes resulting from hydrolysate processing and the further handling/treatment of such wastes. The plan shall estimate the impact on effluents and emissions from the TSDF resulting from hydrolysate processing and relate those impacts to permitted conditions. The Subcontractor shall provide plan updates to, and plan implementation and treatment/disposal performance shall be subject to audit by, the Contractor throughout the subcontract period of performance. Contractor audits may be performed on-site at the Subcontractor's facilities.

h. The Subcontractor shall submit with or prior to invoices for treatment/disposal services a copy of the NECDF-originated manifests and appropriate certifications of disposal/destruction (CODs) associated with the manifested and invoiced material.

i. All tankage used for pretreatment and/or staging prior to primary treatment to support normal operations shall be dedicated to NECDF-hydrolysate service throughout the period of program work. Also preferable that tankage used to provide additional capacity during periods of abnormal operations be dedicated to NECDF hydrolysate service. Even during periods of abnormal operations, NECDF hydrolysate shall not be mixed with other Subcontractor-stored wastes.

j. All treatment, storage and disposal facilities utilized for hydrolysate processing shall be appropriately licensed and permitted and all work performed in full compliance with applicable permits and regulations. The Subcontractor's Proposal shall identify all applicable regulations and certifications and include evidence of Subcontractor compliance.

k. The Subcontractor shall be solely responsible for cleanup and reporting of any spills occurring during treatment, storage and disposal operations. The Subcontractor's Proposal shall include plan details for spill response, remediation and reporting.

3.3 Public Outreach Support

Detailed Subcontractor requirements for public outreach shall be indicated in an outreach plan submitted with the Subcontractor's Proposal. Minimum outreach and related requirements to be addressed in the plan are as follow:

a. Subcontractor outreach plans shall indicate that outreach responsibility is principally that of the Subcontractor, with support from the Contractor and Government, for outreach activities in the transport-route and TSDF areas. The Subcontractor shall act as the primary spokesman for subcontract work at public sessions or in response to written or media inquiries. The outreach plan shall indicate a specific point of contact for Subcontractor outreach activities.

b. The Contractor and Government shall retain primary responsibility for outreach in the Newport community. The Subcontractor shall support, as requested, Contractor and Government personnel in their Newport-area outreach activities.

c. Subcontractor outreach plans shall acknowledge Contractor and Government outreach involvement and include descriptions of interfaces, roles and responsibilities.

d. Subcontractor outreach plans shall include monitoring, and reviewing with Contractor and Government personnel, transport-route and TSDF-community media and information sources for local sentiments and concerns.

e Subcontractor outreach plans shall include an early/initial subcontract activity involving public and government notifications and public sessions intended to establish a measure of public acceptance for planned hydrolysate transport and disposal work.

Completion of subcontract work may be contingent upon the establishment and maintenance of public acceptance throughout the subcontract period of performance.

3.4 Treaty/Inspection Support

The Subcontractor's Proposal shall indicate intent to support CWC Treaty-verification inspectors from the Organization for the Prohibition of Chemical Weapons (OPCW) on-site at the Subcontractor's facilities as determined necessary and appropriate by the Government. The extent of OPCW-inspector presence at the Subcontractor's site could range from periodic one-day inspections to full-time inspector coverage throughout the Subcontractor's hydrolysate-processing period of performance. OPCW-inspection requirements are not expected to be established until Nov 02. Once established, related and appropriate modifications to the subcontract may be requested by the Subcontractor in accordance with the Changes clause of the subcontract General Conditions.

3.5 Management Support

The Subcontractor's Proposal shall include specific definition of the Subcontractor's team proposed for performance of program work Particular related requirements are as follow:

a. The Subcontractor's team shall include, at a minimum, a Program Manager, having overall program responsibility and authority, and defined representatives for transportation, processing, safety, quality, outreach, and contract administration. Approximate level-of-effort (ie, percent full-time equivalent) assumed in the Proposal shall be indicated and, depending on level-of-effort, a single representative may serve in multiple positions. The Proposal shall include a definition of roles and responsibilities for each defined position.

b. The Subcontractor's team shall include a Waste Coordinator, knowledgeable in both waste transport and processing activities, to be located on-site at NECDF 30 days prior to and throughout the duration of hydrolysate transport and processing activities. The Waste

     Coordinator shall support waste transport and processing logistics, assurance of satisfaction of transport-related requirements and certifications, preparation and maintenance of waste-related documentation, NECDF-site contact with the Subcontractor's team, et al considerations as defined in the Subcontractor's Proposal. Facilities to support the Waste Coordinator shall be provided by the Subcontractor.

c. The Subcontractor's Program Manager shall immediately notify the Contractor's Subcontract Administrator of any conditions potentially detrimental to subcontract work (eg, public outreach/acceptance issues, safety incidents, operational problems, regulatory issues, etc).

d. The Subcontractor's Program Manager shall submit, no later than the final workday of each month, a monthly report to the Contractor's Subcontract Administrator. The report shall summarize activities (transport and processing details and accounting, outreach, et al), plans and status for the past month and include plans for the upcoming month.

e. The Subcontractor's Proposal shall include resume-type, experience and qualification information of all identified team participants.

f. The Proposal shall include an organization chart depicting the program-team organization as well as its interrelationship with the Subcontractor's facility organization.

4.0 REQUIRED SUPPORTING CERTIFICATIONS AND PROGRAMS

4.1 Permits and Certifications

The Subcontractor shall identify all required permits and certifications necessary for performance of program work in the Proposal and provide evidence as appropriate of possession of those necessary permits and certifications. The Subcontractor shall provide updates to permits and certifications, as well as notifications of violations to permits and certifications, as program work proceeds. Permit and certification status and compliance shall be subject to audit by the Contractor throughout the subcontract period of performance. Contractor audits may be performed on-site at the Subcontractor's facilities.

4.2 Health and Safety

The Subcontractor shall have a commitment to the health and safety of it's employees and an established Health and Safety Program consistent, at least, with hazardous waste industry standards and appropriate for addressing both program waste transport and waste processing health and safety concerns. The Subcontractor shall submit for review with the Proposal the Health and Safety Program description. The Subcontractor shall provide program updates to, and program implementation shall be subject to audit by, the Contractor throughout the subcontract period of performance. Contractor audits may be performed on-site at the Subcontractor's facilities.

The Subcontractor's Proposal shall provide information pertinent to the Subcontractor's safety commitment and history. More specifically, if the Subcontractor has been in existence for more than three years, the Subcontractor shall submit their worker compensation Experience Modification Rating (EMR), Recordable Incident Rate (RIR) and Lost Workday Incident Rate

(LWDIR) for each of the last three years (1999, 2000 and 2001) for both hazardous-waste transport and waste processing work, providing explanation of any anomalies. Safety performance shall be cited and compared against these recognized, relevant industry standards for comparable hazardous-waste work.

The Subcontractor shall prepare a NECDF-Site Safety Plan and submit for Contractor approval prior to commencing any NECDF-site work. The Plan shall address Subcontractor activities and safety plans and requirements for Subcontractor work to be performed, specifically, at the NECDF site. The Plan shall include applicable NECDF-site safety requirements. Plan revisions and updates shall be provided to, and plan implementation shall be subject to audit by, the Contractor throughout the subcontract period of performance.

4.3 Quality.

The Subcontractor shall have a commitment to quality and an established Quality Assurance Program consistent, at least, with hazardous waste industry standards and appropriate for addressing program quality concerns. The Subcontractor shall submit for review with the Proposal the quality-program description. The Subcontractor shall provide program updates to, and program implementation shall be subject to audit by, the Contractor throughout the subcontract period of performance. Contractor audits may be performed on-site at the Subcontractor's facilities.

5.0 CONTRACTOR RESPONSIBILITIES.

Particular Contractor responsibilities pertinent to Subcontractor work are as follow:

a. The Contractor, working with Government counterparts, will maintain primary responsibility for public outreach efforts in the Newport area. On occasions, the Contractor may request outreach support from the Subcontractor to help address program work activities.

b. The Contractor will provide hydrolysate samples sufficient for TSDF acceptance testing and any required process development and demonstration testing.

c. The Contractor will provide details of pretreatment studies (see Attachment 0.3) data to Subcontractor requiring hydrolysate pretreatment prior to TSDF primary treatment.

d. The Contractor will provide NECDF-site safety training, plans and requirements pertinent to preparation of the Subcontractor's NECDF-Site Safety Plan (see Section 4.2) and performance of work at the NECDF site.

e. The Contractor will provide waste property certification prior to transfer of hydrolysate to Subcontractor's transport vehicles. In particular, Contractor will confirm that hydrolysate VX concentration is non-detect at the method detection limit (MDL).

f. The Contractor will provide waste manifests prior to transfer of hydrolysate to Subcontractor's transport vehicles, including, in particular, waste quantity (ie, volume).

g. The Contractor will provide a complete transfer station appropriate for transfer of hydrolysate waste from the NECDF waste holding tanks to the Subcontractor's transport tankers. The transfer station will have the capability of transferring hydrolysate to the Subcontractor's transport tankers at a rate of up to 70 gallons/minute.

6.0 PERIOD OF PERFORMANCE

The term of this subcontract shall commence with contract award and a notice to proceed and extend through completion of hydrolysate processing. Initial public outreach activities to confirm public acceptance will commence immediately with notice to proceed. Actual hydrolysate transport and disposal operations are scheduled to begin as early as July 2003 and extend into early 2004, depending on NECDF agent-processing and hydrolysate-production performance.

ATTACHMENT 0.1 - Material Safety Data Sheet (MSDS)

Note: Provided below is the latest available VX/NaOH Hydrolysate MSDS. Information provided remains generally appropriate for currently planned NECDF hydrolysate waste. Updates, however, are anticipated and will be provided as they become available

             [GRAPHIC] MATERIAL SAFETY DATA SHEET [GRAPHIC]

================================================================================

REVISED: 25 February 1999
ORIGINAL DATE: 21 March 1996

In the Event of an Emergency
Telephone the SBCCOM Operations
Center's 24-hour Emergency
Number: 410-436-2148

--------------------------------------------------------------------------------
                         SECTION I - GENERAL INFORMATION
--------------------------------------------------------------------------------
MANUFACTURER'S ADDRESS: U.S. ARMY SOLDIER AND BIOLOGICAL CHEMICAL COMMAND
                        EDGEWOOD CHEMICAL BIOLOGICAL CENTER (ECBC)
                        ATTN: AMSSB-RCB-RS
                        ABERDEEN PROVING GROUND, MD 21010-5424

Chemical Name: Ethylmethylphosphonic acid and 2-(diisopropylamino) ethanethiol sodium salts

Trade name and synonyms: VX/NaOH Hydrolysate

Chemical Family: Not known

Formula/Chemical Structure: Not Available

NFPA 704 Signal   Health         -   3         0
                  Flammability   -   0     3       1
                  Reactivity     -   1

--------------------------------------------------------------------------------
                       SECTION II - HAZARDOUS INGREDIENTS
--------------------------------------------------------------------------------

                                                     Weight           Threshold
Ingredients                                    by Volume (mg/mL)   Limit Value (TLV)
-----------                                    -----------------   -----------------
Water                                             54 - 60 wt%        Not Applicable
2-(diisopropylamino) ethyl mercaptan (thiol)      15 - 25 wt%        Unknown
Ethylmethyl phosphoric acid (EMPA)                14 - 22 wt%        Unknown
Sodium Hydroxide                                   0 -  5 wt%        2 mg/m(3) CL
Methyl phosphoric aid (MPA)                        1 -  3 wt%        Unknown
2-(diisopropylamino) ethyl disulfide               0 -  5 wt%        Unknown
Other Compounds                                    2 -  6 wt%        Unknown
EA 2192                                          <  0.002 wt%        Unknown

--------------------------------------------------------------------------------
                           SECTION III - PHYSICAL DATA
--------------------------------------------------------------------------------

Density: 17g/ml at 25 DEG. C

Appearance: Liquid

--------------------------------------------------------------------------------
                      SECTION IV - FIRE AND EXPLOSION DATA
--------------------------------------------------------------------------------

Flash Point: Upper Layer ( 1 - 5 % of total) - 127 DEG. F (53 DEG. C) c.c.
             Lower Layer - No flash point up to 96 DEG. C

Flammability Limits: Not known

Special Fire Fighting Procedures: Incipient fires may be fought with a type BC fire extinguisher. If the fire cannot be controlled, contact the fire department. Firefighters are to use self-contained breathing apparatus.

Unusual Fire and Explosion Hazards: None known

--------------------------------------------------------------------------------
                         SECTION V - HEALTH HAZARD DATA.
--------------------------------------------------------------------------------

Threshold Limit Value (TLV): A TLV has not been promulgated for this material. There is no Airborne Exposure Limit (AEL) for the mixture.

Health Hazards: May be harmful if swallowed, inhaled, or, absorbed through the skin. Material may be destructive to tissue of the mucous membranes and upper respiratory tract, eyes, and skin. Material is considered hazardous because of its content of caustic and toxic compounds. This material should be handled with caution and appropriate protective clothing should be worn when handling.

Effects Of Overexposure: May include burning sensation, coughing, wheezing, laryngitis, shortness of breath, headache, nausea vomiting. Exposure to large quantities could cause ataxia, tearing, tremors, and salivation.

Material presently is not listed by the International Agency for Research on Cancer (IARC), National Toxicology Program (NTP), Occupational Safety and Health Administration (OSHA), or American Conference of Governmental Industrial Hygienists (ACGIH) as a carcinogen.

Emergency and First Aid Procedures:

Inhalation: If inhaled, remove victim from source/area to fresh air; seek medical attention immediately. If victim stops breathing, administer CPR. If breathing is difficult, give oxygen. Seek medical attention immediately.

Eye contact: If material comes in contact with the eyes, flush with water immediately for at least 15 minutes. Assure adequate flushing by pulling eyelids apart with fingers. Seek medical attention immediately.

Skin contact: Remove victim from the source immediately and decon affected area by flushing with copious amounts of soap and water for at least 15 minutes or with household bleach while removing contaminated clothing and shoes. Seek medical attention immediately.

Ingestion: If ingested, wash out mouth with water. Seek medical attention Immediately.

--------------------------------------------------------------------------------
                          SECTION VI - REACTIVITY DATA
--------------------------------------------------------------------------------

Stability: Unknown

Hazardous polymerization: Unknown

--------------------------------------------------------------------------------
                SECTION VII - SPILL, LEAK AND DISPOSAL PROCEDURES
--------------------------------------------------------------------------------

Steps To Be Taken In Case Material is Released or Spilled: If leak or spills occur, evacuate area. Spill response personnel should wear self-contained breathing apparatus, butyl rubber boots and heavy chemical resistant butyl rubber gloves. Absorb all spilled materials with vermiculite, dry lime, or soda ash; scoop up all material and place in a closed container and hold for waste disposal Ventilate area and wash spill site after material pickup is complete

Waste Disposal Method: Dispose IAW local laws and regulations. A determination should be made whether the waste displays any characteristics of hazardous waste prior to disposal. Open pit burning or burying of this material or items containing or contaminated with this material in any quantity is prohibited. Consult local regulations before disposal action is taken as some states regulate products resulting from the decontamination of chemical warfare agent as hazardous waste.

--------------------------------------------------------------------------------
                  SECTION VIII - SPECIAL PROTECTION INFORMATION
--------------------------------------------------------------------------------

Respiratory Protection: For escape purposes operations should have available a 15 minute NIOSH/MSHA approved escape bottle apparatus with hood.

Local Exhaust: Material should be used in a chemical fume hood. Air emissions shall meet local, state, and federal regulations.

Protective Gloves: Norton, chemical protective glove set (butyl rubber)
                   M3 butyl rubber glove

Eye Protection: Safety glasses as a minimum. Protective splash goggles and face shield will be worn if splash hazard is present.

--------------------------------------------------------------------------------
                        SECTION IX - SPECIAL PRECAUTIONS
--------------------------------------------------------------------------------

Precautions To Be Taken In Handling and Storing: Emergency showers, eyewash stations, and personal cleanliness facilities must be provided. Wash hands after handling and before meals. The carrying, storage, usage and/or consumption of food, beverages, cosmetics, smoking materials, tobacco products, or other products for chewing; or the chewing of such products in all laboratory and/or chemical storage areas is prohibited. Exits must be designed to permit rapid evacuation. Do not get in eyes, on skin, on clothing. Avoid prolonged or repeated exposure. Keep containers tightly closed. Store in a cool, dry place.

Solution Analysis: This material was analyzed for VX using ECBC-TR-010, "Quantitative Analysis of Residual VX in Caustic Neutralization Solutions by Solid Phase Extraction and GC/MSD: Analysis of Hydrolysate as Unseparated Phases" and was found to contain no VX above 20 ppb.

--------------------------------------------------------------------------------
                         SECTION X - TRANSPORTATION DATA
--------------------------------------------------------------------------------

Proper Shipping Name: Poisonous Liquids, corrosive, n.o.s.

Dot Hazard Classification: 6:1

Dot Label: POISON and CORROSIVE

Dot Marking: Poisonous Liquids, corrosive; n.o.s. (Ethylmethylphosphonic acid and 2-(diisopropylamino) ethanethiol sodium salts), UN 2927, PG 1, Zone A

Dot Placard: POISON

Emergency Accident Precautions and Procedures: See Sections IV, VII, and VIII.

Precautions To Be Taken In Transportation: Motor vehicles will be placarded regardless of quantity. Driver shall be given full and complete information regarding shipment and conditions in case of emergency.

----------
While the Edgewood Chemical Biological Center, Department of the Army believes that the data contained herein are factual and the opinions expressed are those of qualified experts regarding the results of the tests conducted, the data are not to be taken as a warranty or representation for which the Department of the Army of Edgewood Chemical Biological Center assumes legal responsibility. They are offered solely for your consideration, investigation, and verification. Any use of these data and information must be determined by the user to be in accordance with applicable Federal, State, and local laws and regulations.

ATTACHMENT 0.2 - Supplemental Property Data

              Table 0.2-1. Chemical Constituents of VX Hydrolysate
                               (Source: NRC, 1998)

--------------------------------------------------------------------------------
                  Component                                 Concentration (mg/L)
--------------------------------------------------------------------------------
Ethyl methylphosphonic acid (EMPA)                                152,673
--------------------------------------------------------------------------------
Methylphosphonic acid (MPA)                                        13,348
--------------------------------------------------------------------------------
Diisopropylaminoethanethiol (RSH or VX thiol)                     160,000
--------------------------------------------------------------------------------
Bis (diisopropylaminoethyl) disulfide (RSSR)                       13,000
--------------------------------------------------------------------------------
Bis (diisopropylaminoethyl) sulfide (RSR)                             970
--------------------------------------------------------------------------------
1,9-bis (diisopropylamino)-3,4,7-trithianonane                      1,700
--------------------------------------------------------------------------------
Total organic carbon (TOC)                                        140,000
--------------------------------------------------------------------------------
Sulfate                                                              96.9
--------------------------------------------------------------------------------
Phosphate (as phosphorus)                                            2.19
--------------------------------------------------------------------------------
Total sulfur (S)                                                   38,400
--------------------------------------------------------------------------------
Total phosphorus (P)                                               37,700
--------------------------------------------------------------------------------
Arsenic (As)                                                        0.125
--------------------------------------------------------------------------------
Barium (Ba)                                                         0.236
--------------------------------------------------------------------------------
Calcium (Ca)                                                          121
--------------------------------------------------------------------------------
Chromium (Cr)                                                        1.38
--------------------------------------------------------------------------------
Copper (Cu)                                                          1.53
--------------------------------------------------------------------------------
Iron (Fe)                                                            2.97
--------------------------------------------------------------------------------
Lead (Pb)                                                            0.50
--------------------------------------------------------------------------------
Magnesium (Mg)                                                       2.79
--------------------------------------------------------------------------------
Mercury (Hg)                                                        0.004
--------------------------------------------------------------------------------
Selenium (Se)                                                         2.0
--------------------------------------------------------------------------------
Sodium (Na)                                                        87,900
--------------------------------------------------------------------------------
Titanium (Ti)                                                        0.25
--------------------------------------------------------------------------------
Zinc (Zn)                                                            0.25
--------------------------------------------------------------------------------

  Table 0.2-2. Hydrolysate Density, Viscosity and Surface Tension Summary Data

--------------------------------------------------------------------------------
                     Parameter                                             Value
--------------------------------------------------------------------------------
Density, upper layer, lb/ft(3)                                             55.16
--------------------------------------------------------------------------------
Density bottom layer, lb/ft(3)                                             67.44
--------------------------------------------------------------------------------
Viscosity upper layer, cP                                                   3.31
--------------------------------------------------------------------------------
Viscosity bottom layer, cP                                                  5.13
--------------------------------------------------------------------------------
Surface tension, upper layer, dynes/cm                                     18.53
--------------------------------------------------------------------------------
Surface tension, bottom layer, dynes/cm                                    30.02
--------------------------------------------------------------------------------
Interfacial tension, dynes/cm                                               5.83
--------------------------------------------------------------------------------

      Table 0.2-3. Hydrolysate Density, Viscosity and Surface Tension Data(a)

--------------------------------------------------------------------------------
            Temperature (DEG. F)                    77      95     122     167
--------------------------------------------------------------------------------
                                                         Density (lb/ft(3))
NECDF ADP Design Data (measured by ECBC)
   Upper Layer                                    59.35   59.05   58.22
   Lower Layer                                    72.57   72.15   71.49
Old Hydrolysate (measured by SWRI)
   Upper Layer                                    58.47           57.23    54.49
   Lower Layer                                    72.76           71.91    70.93
Fresh Hydrolysate (measured by SWRI)
   Upper Layer                                    58.68           58.05    55.58
   Lower Layer                                    72.35           69.91    68.66
--------------------------------------------------------------------------------
                                                          Viscosity (cP)
NECDF ADP Design Data (measured by ECBC)
   Upper Layer                                     71.7    35.9    16.2
   Lower Layer                                     21.9    13.6     7.8
Old Hydrolysate (measured by SWRI)
   Upper Layer                                    44.52           15.13     7.48
   Lower Layer                                    30.94           12.25     6.56
Fresh Hydrolysate (measured by SWRI)
   Upper Layer                                     40.4            12.8     5.55
   Lower Layer                                    27.24           11.78     7.43
--------------------------------------------------------------------------------
                                                    Surface Tension (dynes/cm)
NECDF ADP Design Data (measured by ECBC)
   Upper Layer                                     24.3    23.0    22.1
   Lower Layer                                     32.9    32.6    31.8
NECDF ADP Design Data (measured by ECBC(b))         8.6     9.6     9.7
Ring Method Data (measured by ECBC(c))             1.27
Old Hydrolysate (measured by SWRI)                  5.9                      6.2
Fresh Hydrolysate (measured by SWRI)               6.42                     5.96
--------------------------------------------------------------------------------
(a) Data obtained form report "Summary of VX/NaOH Hydrolysate Physical Properties Testing," Attachment E Stone and Webster, R12V-16-0, Rev. 0, May 1999.

(b) Determined by differences between the surface tensions of the upper and lower layer.

(c) Measured by Du Nouy ring method; the results could not be verified by repeat analyses.
--------------------------------------------------------------------------------

Hydrolysate Phase and Flash Point Notes:

The hydrolysate consists of approximately 5% organics and 95% aqueous solution by volume. The aqueous phase of the hydrolysate has no flash point up to 200DEG. F; however, the organic phase has a flash point at 127DEG. F
(based on VX hydrolysate MSDS).

Hydrolysate VX Concentration Notes:

The hydrolysate will not be released from the NECDF site until a sample analysis has verified that the agent VX concentration is non-detect at the method detection limit (MDL).

ATTACHMENT 0.3 - Hydrolysate Pretreatment Studies and Experience

Hydrolysate pretreatment studies have been performed with the intent of determining simple pretreatments that would make the NECDF hydrolysate more amenable to off-site treatment and/or disposal by an increased variety of commercial TSDFs. Although it is known that hydrolysate may be readily incinerated, properties such as odor, low flash point, low biodegradability, and separate organic phase make it more problematic for other TSDF technologies such as deep-well injection and biotreatment.

Pretreatments studied included simple, industry-standard processes that could be relatively easily and cheaply employed. Testing was performed at HoneywellPAI's laboratories in Des Plaines, IL, in laboratory glassware on approximate half-liter hydrolysate sample quantities. Test results judged to be of greatest potential for TSDF application are summarized in the subsections of this attachment.

It is important to note that testing was performed using diluted hydrolysate consistent with that expected to result from NECDF's initial baseline design. The hydrolysate currently expected from NECDF operations is approximately twice as concentrated as the baseline hydrolysate. Additive requirements to achieve comparable treatment, however, are believed to be linear to hydrolysate component concentrations. Additive quantities indicated in the treatment descriptions of this attachment are extrapolated from studies results, assuming linear requirements, for treatment of the currently defined NECDF hydrolysate as described in SOW Attachments 0.1 and 0.2. Additional testing would be considered necessary to, at least, confirm additive requirements and process performance.

Phase Separation

Studies included confirmation of the ability to separate physically the organic and aqueous phases of the hydrolysate. Previous studies had indicated that the organic phase required approximately 12 hours for complete formation/separation from "fresh/neat" hydrolysate, but also indicated a tendency for a small fraction of the organic layer to reappear, after initial layer removal, over time as a result of air exposure, agitation, or some surface phenomenon not well understood or defined. No such reformation of the organic layer was observed in samples drawn during the study and specifically observed for greater than 50 hours for organic layer reformation. The hydrolysate used in the studies was "old" and tests and observations would need to be repeated on "fresh" hydrolysate to confirm the ability to separate physically the hydrolysate phases without organic-phase reformation.

Nitric Acid Acidification

Acidification of the alkaline hydrolysate to a pH value of 6.5, or lower, resulted in solubilization of the organic phase into the aqueous phase. The elimination of the free-phase organic layer drives the flash point up to approximately 100DEG. C. The calculated heat of reaction for this pH adjustment is 165 cal/g reactant, with reactant being 70% (by weight) nitric acid solution, closely approximating the theoretical (Lange's) acid heat of neutralization. The analysis of titration curves indicates that acidification of the samples does not appreciably change the chemical composition of the hydrolysate, but rather just alters the solubility of the organic phase in the aqueous phase. Without changing the hydrolysate composition, there is no increase in biodegradability or decrease in the odor associated with acid adjustment. Acidification of hydrolysate to pH 6.5 will require approximately 13 gal of 70% (by weight) nitric acid solution per 100 gal of hydrolysate.

Hydrogen Peroxide Oxidation

Following acidification, oxidation of the hydrolysate by hydrogen peroxide addition resulted in generating a clear, odorless (relative), single-phase sample with no solids generation upon sample cooling. Resulting flash points were approximately 100DEG. C. Multiple oxidant-addition quantities were tested based on percent of stoichiometric equivalent to oxidize VX thiol present in the hydrolysate to the corresponding sulfonic acid (see below). 30% (by weight) hydrogen peroxide solution was metered into the acidified hydrolysate sample. 100%-equivalent oxidant addition resulted in an approximate additional 1-2 point drop in solution pH and 15DEG. C increase in temperature. Heat of reaction was determined at 511 cal/g reactant, with reactant being 30% peroxide solution. Observed TOC and COD reductions were approximately 10 and 20%, respectively. Oxidation of hydrolysate at this 100%-equivalent dosage, preceded by acidification, will require approximately 13 gal of 70% (by weight) nitric acid solution and 37 gal of 30% (by weight) hydrogen peroxide solution per 100 gal of hydrolysate.

Hydrogen peroxide is a powerful oxidant with the standard electrode potential (E(o)) as shown below:

            H(2)O(2) + 2H(+) + 2e(-) --> 2H(2)O ---- (E(o) = 1.78 V)

Hydrogen peroxide is known to react with and oxidize sulfides, mercaptans, amines and aldehydes and is well known to reduce odors caused by these compounds. Hydrogen peroxide activity is dependent upon the temperature and pH of the reaction conditions and better oxidizing activity is favored under conditions of acidic pH. Reactivity with hydrogen peroxide increases with temperature; however, at temperatures above 50DEG. C, hydrogen peroxide decomposes rapidly. Hydrogen peroxide oxidation of VX thiol to its corresponding sulfonic acid is illustrated as follows:

                                                CH(2)-(CH(3))(2)
              3H(2)O(2)    HS-CH(2)-CH(2)-N
                                                CH(2)-(CH(3))(2)

                                40DEG. C | pH 6.0

                                                CH(2)-(CH(3))(2)
              3H(2)O + HSO(3)-CH(2)-CH(2)-N
                                                CH(2)-(CH(3))(2)

                                            Di-isopropylaminoethanesulfonic acid

Oxone(TM) Oxidation

Following acidification, oxidation of the hydrolysate by Oxone(TM) addition, at 50% equivalent dosage (see below), resulted in generating a clear, odorless (relative), single-phase sample with no solids generation upon sample cooling. Resulting sample flash point was approximately 100DEG. C. Multiple oxidant-addition quantities were tested based on percent of stoichiometric equivalent to oxidize VX thiol present in the hydrolysate to the corresponding sulfonic acid (see below). Greater than 50%-equivalent Oxone(TM) addition resulted in precipitate formation upon cooling. Oxone was pre-dissolved and metered into the acidified hydrolysate sample as a solution. 50%-equivalent oxidant addition resulted in additional pH suppression to a pH of approximately
1.0 and an approximate 20DEG. C increase in temperature. Heat of reaction was determined at 180 cal/g reactant, with reactant being Oxone(TM). Oxidation of hydrolysate at this 50% equivalent dosage, preceded by acidification, will require approximately 13 gal of 70% (by weight) nitric acid solution and 469 lbs Oxone(TM), pre-dissolved in 160 gal of water, per 100 gal of hydrolysate.

The active ingredient of Oxone(TM) is potassium peroxymonosulfate, KHSO(5) [CAS-RN 10058-23-8], commonly known as potassium monopersulfate, which is present as a component of a triple salt with the formula 2KHSO(5)-KHSO(4)-K2SO(4) [potassium hydrogen peroxymonosulfate sulfate (5:3:2:2), [CAS-RN 70693-62-8]. The oxidation potential of Oxone(TM) is derived from its peracid chemistry; it is the first neutralization salt of peroxymonosulfuric acid H(2)SO(5) (also known as Caro's acid). K+ -0-S(=O)2(-OOH) Potassium Monopersulfate. The standard electrode potential (E(o)) of Oxone(TM) is shown in the following reaction:

       HSO(5)(-) + 2H+ + 2e(-) --> HSO(4)(-) + H(2)O ---- (E(o) = 1.44 V)

Peroxyacids are known to be strong nucleophiles and have been demonstrated to oxidize sulfur groups. Solutions of Oxone(TM) are relatively stable when made up at the unmodified pH of the product (pH 2.0). The stability is adversely affected by higher pH, especially above pH 7. A point of minimum stability exists at pH 9, at which the concentration of the mono-anion HSO5- is equal to that of the di-anion S05(-). Oxone(TM) oxidation of VX thiol to its corresponding sulfonic acid is illustrated as follows:

                                                CH(2)-(CH(3))(2)
              3KHSO(5)  +  HS-CH(2)-CH(2)-N

                                                CH(2)-(CH(3))(2)

                               pH 2.0 | 70DEG. C

                                                CH(2)-(CH(3))(2)
             3KHSO(4)  +  HSO(3)-CH(2)-CH(2)-N

                                                CH(2)-(CH(3))(2)

     1) See Section 0 Attachment #1 "Measurement of Success for Treatability Studies".

     2)   See Section 0 Attachment #2 for "Protocol for Treatability Studies".

     Note: (See Request for Proposal Addendums #1 and #2 for clarifications and changes).

                                    Section 0

                        Statement of Work Attachment # 1
                           Measurement of Success for
                              Treatability Studies

                 Measurement of Success for Treatability Study
             Original Baseline agreement effective 21 December 2002

Introduction

After the Limited Notice to Proceed (LNTP) is issued to Perma-Fix, a treatability study will be conducted utilizing physical, chemical, and biological treatment technologies to demonstrate an effective treatment protocol for fresh VX Hydolysate. Award of a contract for the treatment and disposal of VX Hydrolysate from the Newport Chemical Agent Disposal Facility (NECDF) is dependent upon certification of a successful treatability study to establish design criteria and an operating strategy for the full-scale treatment of 7,000 gallons per day of fresh VX hydrolysate. A successful treatability study is needed to verify that the discharge from Perma-Fix of Dayton, Inc. will meet its permit requirements. The treatment study may employ a combination of physical separation, acidification, chemical oxidation with catalysts, and co-mingling with other facility wastewater prior to biological treatment.

Determination of Success

Success of the treatability studies will be determined in a treatment system that employs a combination of unit operations and processes that includes acidification, chemical oxidation, waste co-mingling, sorption, and biological oxidation.

Certification testing will take place over a minimum of 10 days (i.e., the certification period) or for one (1) Hydraulic Residence Time (HRT) of the biological reactor system used whichever is longer. The certification testing must be completed no later than 60 days after the "initiation date" [The "initiation date" is defined as 17 days after Perma-Fix receives the old VX hydrolysate]. Analysis for the parameters listed in Table 1 must be satisfied throughout the certification period at the frequency defined therein. Successful treatability by Perma-Fix of Dayton, Inc. will be demonstrated by meeting the discharge and treaty parameters listed in Table 1.

Basic protocol, reporting, schedule for completion and certification requirements for conducting the treatability study will be developed jointly by Parsons and Perma-Fix

----------
(1) Criteria for certification of successful treatability studies based on analyses performed in accordance with the Laboratory Quality Assurance Plan (being developed).

Table 1. Certification parameters based on discharge permit limits and reactor operation. Requirements must be met daily.

--------------------------------------------------------------------------------
                              Permit Based Limits
--------------------------------------------------------------------------------
   Discharge Parameter           Frequency             Concentration Limit
--------------------------------------------------------------------------------
Cd, U/L                     Daily                               40
--------------------------------------------------------------------------------
Cr (total), U/L             Daily                              2000
--------------------------------------------------------------------------------
Cu, U/L                     Daily                              500
--------------------------------------------------------------------------------
Cyanide, U/L                Twice during                       500
                            performance period
--------------------------------------------------------------------------------
Pb, U/L                     Daily                              400
--------------------------------------------------------------------------------
Hg, U/L                     Twice during                       0.12
                            performance period
--------------------------------------------------------------------------------
Ni, U/L                     Daily                              1300
--------------------------------------------------------------------------------
Ag, U/L                     Daily                              600
--------------------------------------------------------------------------------
Zn, U/L                     Daily                              2250
--------------------------------------------------------------------------------
PH                          Daily                            6 - 11.5
--------------------------------------------------------------------------------
BOD(5), mg/L                Daily                              250
--------------------------------------------------------------------------------
Suspended Solids, mg/L      Daily                              300
--------------------------------------------------------------------------------
Ammonia (as N), mg/L        Daily                               50
--------------------------------------------------------------------------------
Oil + Grease, mg/L          Twice during                       300
                            performance period
--------------------------------------------------------------------------------
As, U/L                     Twice during                       400
                            performance period
--------------------------------------------------------------------------------
Mo, U/L                     Daily                              4000
--------------------------------------------------------------------------------
Se, U/L                     Twice during                       100
                            performance period
--------------------------------------------------------------------------------
Total Toxic Organics, U/L   Once during            See 2001 edition of Standard
                            performance period              Methods,
                                                     Method 8260 (volatiles)
                                                   Method 8270 (semi volatiles)
--------------------------------------------------------------------------------
Biomass Acclimation Reactor Limits
--------------------------------------------------------------------------------
   Reactor Parameter             Frequency                    Range
--------------------------------------------------------------------------------
BOD Removal (%)             Daily                             > 85%
--------------------------------------------------------------------------------
Mixed Liquor Suspended      Daily                           3500-7000
Solids, mg/L
--------------------------------------------------------------------------------
Sludge Volume Index, mL/g   Daily                              <350
--------------------------------------------------------------------------------
Specific Oxygen             Daily                              1-10
Consumption Rate (end of
react), mg/g-h
--------------------------------------------------------------------------------
Specific Spiked Oxygen      Daily                    No range provided - for
Consumption Rate (end of                             comparison with Control
react), mg/g-h
--------------------------------------------------------------------------------

                                    Section 0

                        Statement of Work - Attachment #2
                        Protocol for Treatability Studies

                        Protocol for Treatability Studies
                           Prepared November 20, 2002
                        Latest Revision December 18, 2002

Introduction

After the Limited Notice to Proceed (LNTP) is issued to Perma-Fix, a Pretreatment treatability study and a biotreatment treatability study will be conducted. The studies will be conducted at Perma-Fix's analytical laboratory in Dayton, Ohio using a combination of unit operations and processes that includes acidification, chemical oxidation, waste co-mingling, sorption, and biological oxidation. Parsons will supply the VX hydrolysate. Initially, "old" VX hydrolysate (see the TSDF RFP) will be used. "Fresh" VX hydrolysate will be supplied as soon as possible as required by Perma-Fix and within sufficient time to be used in the Treatability Study.

Procedures

The treatability studies will include systems for:

          a.   acidification and chemical oxidation

          b.   biomass acclimation (for certification of success)

          c.   biological treatment

The biomass acclimation and treatability study will be used to certify success of the chemical oxidation / biological treatment system proposed by Perma-Fix. The biological treatment portion of the study will employ bench-scale Sequencing Batch Reactors (SBRs) seeded with biomass from Perma-Fix's full-scale biological reactors and fed either the waste discharged from the chemical precipitation system (the Control) or the co-mingled waste (the Hydrolysate Reactor). The feed will be prepared daily using pretreated VX hydrolysate and discharge from the chemical precipitation system. The discharge from the chemical precipitation system will be collected weekly from the equalization tank and refrigerated. Nutrients will be added to the feed as necessary. The SBRs will be operated at any temperature between 20DEG. C and 40DEG. C.
The hydraulic residence time (HRT) and organic loading will be consistent with that expected for the full-scale biological reactors.

The biomass in the bench-scale SBRs will be acclimated to the co-mingled feed for a minimum of 21 days or for 3 HRTs before performance data are collected for certification. Certification testing will take place over a minimum of 10 days (i.e., the certification period) or for 1 HRT of the SBR whichever is longer. The certification testing must be completed no later than 60 days after the "initiation date." The "initiation date" is defined as 17 days after receiving the old VX hydrolysate. Figure 1 presents the Timeline for Treatability Studies as it relates to the certification period. It is expected, however, that Perma-Fix will continue the Treatability Studies, as needed, to finalize the design criteria and an operating strategies for the full-scale treatment of 7000 gallons per day of VX hydrolysate.

Analysis for the parameters listed in Table 1 must be satisfied throughout the certification period at the frequency defined therein. The concentration limits for each discharge parameter are defined in the Measurement of Success for Treatability Studies document prepared November 7, 2002 (as revised on December 18, 2002) and were obtained from Perma-Fix's POTW - issued permit or from the Chemical Weapons Convention (CWC) Treaty Requirements for Schedule 2 Compounds.

Verification

One or more Parsons' representatives will be present at the Perma-Fix site during the treatability studies to provide technical assistance (as needed), review data, establish an electronic data base, witness progress first hand, and verify that established conditions are met. Parsons and Perma-Fix will review and discuss any proposed modifications to the Treatability Studies and will agree in writing to the modifications prior to their implementation.

Reporting

All reports must be submitted to Parsons electronically. Brief letter reports will be submitted weekly. More extensive progress reports will be submitted every third week until the study is completed. A certification report that summarizes all of the data required during the certification period must be submitted 5 days after the last sample is collected. A draft final report will be due two weeks after the study is completed. The final report will be issued within two weeks of receiving comments from Parsons.

Certification

Parsons will review the certification report with Perma-Fix to determine the acceptability of the results. Special attention will be paid to the results from the reactor parameters and their ability to demonstrate the destruction efficiency of the process.

Coordination with State Environmental Regulators

It is, of course, understood that the TSDF will be operated in accordance with the facility's permits, however, it is also requested that Perma-Fix personnel contact state regulators concerning acceptance of the NECDF wastes. The objective of the contact(s) would be to alleviate any concerns that the regulators might have concerning acceptance of NECDF wastes. The coordination with state regulators should be documented (with results) in a letter provided to the Parsons Contract Group. Telephone numbers for the regulatory personnel contacted should be provided in this letter--in the event Parsons environmental personnel might wish to follow-up on this coordination.

Compliance with CWC Treaty

The TSDFs will accept Government oversight for the sampling and analysis of
Schedule 2 Compounds.

                                   [FLOWCHART]

-----------------------------   -----------------------   --------------------------   --------------------------
1. TSDF receives Hydrolysate.   Brief letter reports to     Progress Reports to be      Certification Report to
2. Co-mingled waste begin to      be submitted weekly     submitted every third week      be submitted 5 days
   be fed to the SBR                                                                   after last sample is taken
-----------------------------   -----------------------   --------------------------   --------------------------

------------------------   -------------------   ---------------------   ----------------------------------------
    INITIATION DATE:       End of Acclimation    Certification Testing           CERTIFICATION TESTING
Defined as 17 days after         Period          will take place for a                 DEADLINE
   the receipt of the      (Minimum of 21 days    minimum of 10 days       [Testing must be completed no later
     Hydrolysate               or 3 HRT)              or 1 HRT           than 60 days after the Initiation Date.]
------------------------   -------------------   ---------------------   ----------------------------------------

                  Figure. 1: Timeline for Treatability Studies.

              Table 1. Sample Frequency and Biomass Acclimation Reactor Limits

--------------------------------------------------------------------------------
                       Treatability Study Sample Frequency
--------------------------------------------------------------------------------
           Discharge Parameter                        Frequency
--------------------------------------------------------------------------------
Cd, U/L                                      Daily
--------------------------------------------------------------------------------
Cr (total), U/L                              Daily
--------------------------------------------------------------------------------
Cu, U/L                                      Daily
--------------------------------------------------------------------------------
Cyanide, U/L                                 Twice during performance period
--------------------------------------------------------------------------------
Pb, U/L                                      Daily
--------------------------------------------------------------------------------
Hg, U/L                                      Twice during performance period
--------------------------------------------------------------------------------
Ni, U/L                                      Daily
--------------------------------------------------------------------------------
Ag, U/L                                      Daily
--------------------------------------------------------------------------------
Zn, U/L                                      Daily
--------------------------------------------------------------------------------
PH                                           Daily
--------------------------------------------------------------------------------
BOD(5), mg/L                                 Daily
--------------------------------------------------------------------------------
Suspended Solids, mg/L                       Daily
--------------------------------------------------------------------------------
Ammonia (as N), mg/L                         Daily
--------------------------------------------------------------------------------
Oil & Grease, mg/L                           Twice during performance period
--------------------------------------------------------------------------------
As, U/L                                      Twice during performance period
--------------------------------------------------------------------------------
Mo, U/L                                      Daily
--------------------------------------------------------------------------------
Se, U/L                                      Twice during performance period
--------------------------------------------------------------------------------
Total Toxic Organics, U/L
   See 2001 edition of Standard Methods,
       Method 8260 (volatiles)
       Method 8270 (semi-volatiles)          Once during performance period
--------------------------------------------------------------------------------
CWC Treaty
--------------------------------------------------------------------------------
Schedule 2 Compounds (VX-Thiol,
   EMPA, MPA)                                Daily
--------------------------------------------------------------------------------
Biomass, Acclimation Reactor Limits
--------------------------------------------------------------------------------
    Reactor Parameter                        Frequency           Range
--------------------------------------------------------------------------------
BOD Removal (%)                                Daily             >85%
--------------------------------------------------------------------------------
Mixed Liquor Suspended Solids, mg/L            Daily           3500-7000
--------------------------------------------------------------------------------
Sludge Volume Index, mL/g                      Daily             <350
--------------------------------------------------------------------------------
Specific Oxygen Consumption Rate (end of
react), mg/g-h                                 Daily             1-10
--------------------------------------------------------------------------------
Specific Spiked Oxygen Consumption Rate                  No range provided - for
(end of react), mg/g-h                         Daily     comparison with Control
--------------------------------------------------------------------------------

                                    Section I

                             Deliverable Items List

PUR10045.01                                                   SECTION I                                               DATE: 01-28-03
                                                       DELIVERABLE ITEMS LIST
                                                                                                                      TIME: 06:28
JOB NO: 735284 - US Army Industrial Operatio
Subcontract: 735284 40069       Rev: 0          Issue Date: 01-28-03    Reg: 40069      Rev: 0                        Page: 1

Commodity: COMMERCIAL TREATMENT, STORAGE AND DISPOSAL FACILITY SERVICES

                                 TAG / PART NO.                                     PROMISED        UNIT                 EXTENDED
ITEM NO.                       SIZE - DESCRIPTION                        IU   QTY     SHIP         PRICE         TAX      AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
1.01       NA                                                            LT     1   10-01-03   10,106,335.00     N    10,106,335.00
           COMMERCIAL TREATMENT, STORAGE AND
           DISPOSAL FACILITY FOR OFF-SITE
           TRANSPORT AND DISPOSAL OF NECDF
           HYDROLYSATE WASTE

           REMARK: NOTE: ALSO INCLUDED WILL BE
           TREATABILITY STUDIES.

     All amounts are in U.S. Dollars
*    Items preceded by an asterisk have been revised

                                                                                                Previous Total Amount:          0.00

                                                                                             Change for this Revision: 10,106,335.00

Latest Promised Ship Date: 10-01-03                                                                  New Total Amount: 10,106,335.00

Subcontract Notes
   (NONE)

                                   Section III

                           Supplier Data Requirements

                                   SECTION III
                                   REQUISITION
                           SUPPLIER DATA REQUIREMENTS

PROJECT # 735361-10101   REQ # 40069   REV # 0   ISSUE DATE: NOT ISSUED   RUN DATE: 01-24-03   PAGE 1

SDR # 220 GENERAL

                                                    QUANTITY REQUIRED
                                            --------------------------------
LETTER                                              TRANSPA             DATA
/ITEM    DESCRIPTION                        W/BID   RENCIES   PRINTS   COPIES   DUE DATE   APPLIES TO ITEMS
-----------------------------------------------------------------------------------------------------------
  GENERAL

  01     TRANSPORT PLAN - SOW REFERENCE
         3.1d WITH PROPOSAL                   5                                    A/C           1.01

  02     TRANSPORT REGULATIONS AND
         CERTIFICATIONS - SOW REFERENCE
         3.1g (AND 4.1) WITH PROPOSAL         5                                    A/C           1.01

  03     TRANSPORT SPILL RESPONSE &
         REMEDIATION PLAN - SOW REFERENCE
         3.1h WITH PROPOSAL                   5                                    A/C           1.01

  04     PRETREATMENT PLAN - SOW
         REFERENCE 3.2e WITH PROPOSAL         5                                    A/C           1.01

  05     TREATMENT/ DISPOSAL OPERATIONS
         PLAN - SOW REFERENCE 3.2g WITH
         PROPOSAL                             5                                    A/C           1.01

  06     TREATMENT/ DISPOSAL REGULATIONS
         AND CERTIFICATIONS - SOW
         REFERENCE 3.2J (AND 4.1) WITH
         PROPOSAL                             5                                    A/C           1.01

  07     TREATMENT/ DISPOSAL SPILL
         RESPONSE & REMEDIATION PLAN -
         SOW REFERENCE 3.2k WITH
         PROPOSAL                             5                                    A/C           1.01

  08     PUBLIC OUTREACH PLAN - SOW
         REFERENCE 3.3 WITH PROPOSAL          5                                    A/C           1.01

LEGEND: (*) Items preceeded with an asterisk are new or have been revised.
        (#) Items preceeded with a # must be submitted and reviewed prior to fabrication.
        (+) Provide one copy with shipment, (A/C) = As completed.
        (XX-WPTF) = XX Weeks Prior To Fabrication (XX-WAPO) = XX Wks After Issue
                    Equip PO
        (XX-WARC) = XX Weeks after receipt of commitment.
        (XX-WARO) = XX Weeks after receipt of orientation.
        (XX-WPTS) = XX Weeks prior to shipment.
        (XX-WPTC) = XX Weeks prior to construction
NOTE: Drawings shall be high quality reproducible suitable for microfilm; text data must be high quality bond:

                                  SECTION III
                                   REQUISITION
                           SUPPLIER DATA REQUIREMENTS

PROJECT # 735361-10101   REQ # 40069   REV # 0   ISSUE DATE: NOT ISSUED   RUN DATE: 01-24-03   PAGE 2

SDR # 220 GENERAL

                                                 QUANTITY REQUIRED
                                        --------------------------------
LETTER                                          TRANSPA             DATA
/ITEM    DESCRIPTION                    W/BID   RENCIES   PRINTS   COPIES   DUE DATE   APPLIES TO ITEMS
-------------------------------------------------------------------------------------------------------
  09     MANAGEMENT TEAM DESCRIPTION -
         SOW REFERENCE 3.5 WITH
         PROPOSAL                         5                                   A/C           1.01

  10     HEALTH AND SAFETY PROGRAM
         DESCRIPTION - SOW REFERENCE
         4.2 WITH PROPOSAL                2                                   A/C           1.01

  11     HEALTH AND SAFETY PERFORMANCE
         DATA - SOW REFERENCE 4.2 WITH
         PROPOSAL                         5                                   A/C           1.01

  12     QUALITY ASSURANCE PROGRAM
         DESCRIPTION - SOW REFERENCE
         4.3 WITH PROPOSAL                2                                   A/C           1.01

  13     NECDF SITE SAFETY PLAN - SOW
         REFERENCE 4.2 PRIOR TO
         INITIATIONS OF NECDF - SITE
         OPERATIONS                       2                          5       02-15-03       1.01

  14     MONTHLY REPORTS - SOW
         REFERENCE 3.5d MONTHLY (LAST
         WORKDAY OF EACH MONTH)           2                          5        A/C           1.01

  15     WASTE MANIFESTS AND
         CERTIFICATIONS OF
         DISPOSAL/DESTRUCTION - SOW
         REFERENCE 3.2h WITH INVOICES
         (SUBCONTRACT SECTION IV)         2                          5        A/C           1.01

LEGEND: (*) Items preceeded with an asterisk are new or have been revised.
        (#) Items preceeded with a # must be submitted and reviewed prior to fabrication.
        (+) Provide one copy with shipment, (A/C) = As completed.
        (XX-WPTF) = XX Weeks Prior To Fabrication (XX-WAPO) = XX Wks After Issue
                    Equip PO
        (XX-WARC) = XX Weeks after receipt of commitment.
        (XX-WARO) = XX Weeks after receipt of orientation.
        (XX-WPTS) = XX Weeks prior to shipment.
        (XX-WPTC) = XX Weeks prior to construction
NOTE: Drawings shall be high quality reproducible suitable for microfilm; text data must be high quality bond:

                                   Section IV

                            Compensation and Payment

                                   SECTION IV

                            COMPENSATION AND PAYMENT

COMPENSATION

As full and complete payment to Subcontractor for all of Subcontractor's Services and the full performance and observance by Subcontractor of all its duties, obligations, liabilities, and responsibilities hereunder, Contractor shall pay Subcontractor a sum not to exceed Ten Million One Hundred Six Thousand Three Hundred Thirty Five Dollars ($10,106,335.00).

Compensation and payment shall be in accordance with the following Firm Fixed Price and Fixed Unit Price Agreements and Rate Schedules:

Treatability Studies

Contractor/Subcontractor agrees to a Firm Fixed Price (FFP) of One Million Eight Hundred Twenty Two Thousand Dollars, ($1,822,000.00) as an initial component of the Subcontract for treatability studies by Subcontractor. This FFP will be paid to Subcontractor regardless of the success or failure of the completed treatability studies. Payment will be made as progress payments with the total amount due upon completion of the treatability studies, on a net 15-day payment cycle.

The FFP of One Million Eight Hundred Twenty Two Thousand Dollars, ($1,822,000.00) for treatability studies will be allowed to Contractor, as a full credit against the proposed unit prices for subsequent treatment of the first 30,000 gallons of Hydrolysate. The credit is based on the assumption that the treatability studies are successful and Subcontractor has been issued a Notice to Proceed for either the 30%, 70% or 100% participation options.

Public Outreach

Contractor/Subcontractor agrees to a Fixed Unit Rate total amount of One Million Two Hundred Sixty Thousand Seven Hundred Seventy Dollars ($1,260,770.00) for Public Outreach activities with the baseline total of 3,000 man-hours. (Ref:
Section IV Attachment #1).

Two Hundred Sixty Thousand Dollars, ($260,000.00) is to be invoiced by Subcontractor for deposit in an ESCROW account for the exclusive use in the local community of Dayton, Ohio for Public Outreach activities, regardless of the success or failure of the completed treatability studies. Contractor may process the invoice for payment as soon as the Subcontract has been executed.

All other outreach activities remaining, in the subcontract amount of One Million Seven Hundred Seventy Dollars, ($1,000,770.00) will be invoiced as they are incurred on a 15-day payment cycle.

FIXED PRICE UNIT RATE SCHEDULE FOR PUBLIC OUTREACH

                                                                Extended
1. FIXED PRICE:                  Total Hours   Hourly Rate    Total Price
   ------------                  -----------   -----------   -------------
   Public Outreach Support
      a) Program Manager            1092         $125.00     $  136,500.00
      b) Adm. Assistant              853         $ 45.00     $   38,385.00
      c) Sr. Env. Scientist          480         $ 95.00     $   45,600.00
      d) Clerical                    575         $ 35.00     $   20,125.00
                                                             -------------
                                                 SUB-TOTAL   $  240,610.00

1-A PUBLIC OUTREACH SUPPORT
      a) Travel                                              $   40,610.00
      b) Related Expense                                     $  979,550.00
                                                             -------------
                                                 SUB-TOTAL   $1,020,160.00

                                     PUBLIC OUTREACH TOTAL   $1,260,770.00

The duration of the public outreach effort will commence December 21, 2002 and continue effectively through the end of the NECDF scheduled process, anticipated to be July 1, 2004. The initial subcontract baseline total of 3,000 man-hours was chosen for the purpose of establishing pricing for this Section IV, 1 and 1-A public outreach efforts.

Should the actual hours be more or less than stated above, an equitable adjustment to the Scope of Work and Subcontract Price may be determined.

Travel and other related expenses incurred, shall not exceed the Joint Federal Travel Regulation (JFTR), Volume 1, Government Approved Rate(s) for those expenses. Supporting Documentation will be required with Invoices for all cost and labor hour charges associated with Public Outreach and Support. The allocation of public outreach cost and labor hours shown as Section IV Attachment Number 1, is included as support documentation for the proposed public outreach baseline price of One Million Two Hundred Sixty Thousand Seven Hundred Seventy Dollars, ($1,260,770.00).


                      Section IV - Compensation and Payment
                                   Page 2 of 6

1-B HANDLING AND TRANSPORTATION UNIT PRICES

Fixed Unit Prices (Price per Gallon) for handling and transportation to the TSDF are in accordance with the graduating volume scale as shown below:

          Item                  Quantity     Unit Price      Extended
                              ------------   ----------   -------------
1. Hydrolysate                 30,000 gal.     $20.11     $  603,300.00
2. Hydrolysate (Additional)    90,000 gal.     $ 1.91     $  171,900.00
3. Hydrolysate (Additional)   138,300 gal.     $ 1.91     $  264,153.00
                              ------------                -------------
                  TOTAL       258,300 gal.
                                              SUB-TOTAL   $1,039,353.00

1-C TREATMENT AND DISPOSAL UNIT PRICES

Fixed Unit Prices (Price per Gallon) for treatment and disposal service in accordance with the graduating volume scale as shown below:

          Item                  Quantity     Unit Cost      Extended
                              ------------   ---------   --------------
1. Hydrolysate                 30,000 gal.    $116.69    $ 3,500,700.00
2. Hydrolysate (Additional)    90,000 gal.    $ 18.64    $ 1,677,600.00
3. Hydrolysate (Additional)   138,300 gal.    $ 18.64    $ 2,577,912.00
                                                         --------------
                  TOTAL       258,300 gal.
                              ------------

                                             SUB-TOTAL   $ 7,756,212.00
      (From Sub-Totals 1, 1-A, 1-B and 1-C)      TOTAL   $10,056,335.00

      (Insurance Proposal Option 4-A)                    $    50,000.00
                                                         --------------
                             Total Subcontract Amount:   $10,106,335.00

NOTE: Items Number 1-B and 1-C, are subdivided into two or more estimated quantities and are separately priced. The Contractor will evaluate each of these items on the basis of total price of its sub-items. Where the actual quantity of work performed for items Number 1-B and 1-C is less than 85% of the quantity of the first sub-item listed under such item, the Subcontractor will be paid at the Subcontract unit price for that sub-item for the actual quantity of work performed and, in addition, an equitable adjustment to the Subcontract may be determined upon the request of either party. Any such adjustment shall be based solely on the increase in costs associated with the variation of the quantity below the 85% limit. Variation from the estimated quantity in the actual work performed under any second or subsequent sub-item will not be the basis for an adjustment in the Subcontract unit price.

The 1-C Unit Prices were developed using Hydrolysate descriptive information from the MSDS contained in the original Request for Proposal (RFP). Significant variations in Hydrolysate, as produced at NECDF, may be subject to equitable price adjustment.


                      Section IV - Compensation and Payment
                                   Page 3 of 6

INSURANCE

Proposal Option 4-A:                         Fifty Thousand Dollars ($50,000.00)

Subcontractor and/or its Subcontractors shall provide an additional layer of Insurance so as to increase the aggregate amount of insurance available for Comprehensive General Liability and Pollution Liability (both sudden and non-sudden inclusive of environmental impairment) to a level of Twenty Five Million Dollars ($25,000,000.00) per occurrence.

Proposal Option 4-B:                                      To Be Determined (TBD)

Subcontractor and /or its Subcontractors to exercise any transportation insurance policy buy back options, related to policy exclusions for Terrorist Acts.

The additional insurance requirements identified in options 4-A and 4-B will be arranged and provided by Subcontractor, upon a Notice to Proceed for the transport, treatment and disposal of Thirty Percent (30%) or more of operational Hydrolysate. The cost for option 4-B must be submitted and approved by Contractor when identified/available from Subcontractor's Insurance Carrier.

(Ref: Insurance Requirements Section V Special Provisions and Section VI General Provisions Article 6).

2. INVOICES

     A. Subcontractor shall submit an Invoice to Contractor for services rendered. Contractor shall pay Subcontractor within fifteen (15) days after receipt of Subcontractors Invoice for services rendered hereunder; such invoices shall be approved by Contractor before payment. Subcontractor shall submit itemized invoices showing gallons of Hydrolysate waste handled/transported and gallons of Hydrolysate waste treated/disposed, hours and dates worked and task performed by Subcontractor, in Public Outreach Support and related travel expenses. Supporting documentation including copies of NECDF originated waste manifests and certifications of disposal/destruction (COD's) associated with invoiced materials, and documentation substantiating expenses incurred, shall accompany, invoices rendered. Payments made on such Invoices shall relieve Contractor of all further obligations for such payments.

     B.   Subcontractor shall mail invoices in duplicate to:

          Parsons NEDCF
          Attn: Mel Mitchell
          Hwy 63 South - For Fedex shipments

          Post Office Box 519 For US Mail
          Newport, Indiana 47966-0519

          Reference: Subcontract Number 40069


                      Section IV - Compensation and Payment
                                   Page 4 of 6

In addition to the foregoing, Invoices shall:

     Be determined in strict accordance with this Subcontract and Prime Contract Clauses, Federal Government Regulations and standards that are incorporated into and made a part of this Subcontract.

(2)  Include an Invoice Number, invoice date, the Subcontract number.

(3) Include a certification that the amounts being invoiced are accurate and that satisfactory services were provided in the quantities or percentage set out in the Invoice; and

     Be signed by a responsible representative of the Subcontractor.

3. ADDITIONAL SERVICES / PRICING OF CHANGES

Subcontractor shall be compensated for approved additional services not included in this Subcontract, on an hourly basis, or a negotiated mutually agreeable basis as determined in accordance with the rate schedules as shown above or on a Firm Fixed Price. All additional services shall be determined in accordance with the Changes clause of the General Provisions of this Subcontract.

4. LIMITATION OF FUNDS

If at any time Subcontractor has reason to believe that the total cost that it expects to incur in the performance of the public outreach/support work will exceed seventy-five percent (75%) of the total amount set forth in Item Number 1 and 1-A, Compensation, above, Subcontractor shall provide a thirty (30) day advance notification to the Contractor's Subcontract Administrator in writing to that effect, giving its revised estimate to complete the work under this subcontract.

Contractor shall not be obligated to pay costs in excess of the total amount specified; and the Subcontractor shall not be obligated to perform the work, unless the Subcontractor is notified in writing, that such amount has been increased.

5. FINAL PAYMENT

The acceptance by Subcontractor of final payment under this subcontract shall operate as a full release of Contractor from any and all claims of Subcontractor and its agents for all services performed hereunder. The attached Subcontractor's Final Release and Indemnity Certificate and Indemnity Form SU-5 (1/91), (Section IV Attachment #2) must be completed, signed, notarized, and accompany the Subcontractor's request for final payment. (Reference Section VI, General Provisions Article 16).


                      Section IV - Compensation and Payment
                                   Page 5 of 6

6. AUDIT

Contractor's duly authorized representatives shall have access at all reasonable times to all records, documents, files, and personnel necessary to audit and verify Subcontractor's charges to Contractor for work performed. Subcontractor shall retain records, documents and files related to such charges for a period of three (3) years following the date of final payment to Subcontractor for all work performed. Contractor's representatives shall have the right to reproduce any of the aforesaid documents.

If, as the result of an audit hereunder, Subcontractor is determined to have charged Contractor for amounts that are not allocable or non-verifiable, Subcontractor shall promptly reimburse Contractor for said amounts.


                      Section IV - Compensation and Payment
                                   Page 6 of 6

                                   Section IV

                    Compensation and Payment - Attachment #1

                           ATTACHMENT 1 TO SECTION IV

------------------------------------------------------------------------------------------------------
Public Outreach                                          Travel
                           Total                                               Per Diem      Per Diem
                           Hours     Rate    Extended Price   Travel Days        Rate          Total
                           -----   -------   --------------   -----------   -------------   ----------
Job Classification
Program Manager             1092   $125.00     $136,500.00       108            $85.00      $ 9,180.00
Admin Assit                  853   $ 45.00     $ 38,385.00        36            $85.00      $ 3,060.00
Clerical (3)                 575   $ 35.00     $ 20,125.00       108            $85.00      $ 9,180.00
Senior Ent/Scientist (2)     480   $ 95.00     $ 45,600.00        72            $85.00      $ 6,120.00
                                               $240,610.00                                  $27,540.00
------------------------------------------------------------------------------------------------------

----------------------------------------------------------------
Public Outreach

                           Rental Car Days    Rate
                           ---------------   ------
Job Classification
Program Manager                 108          $65.00   $ 7,020.00
Admin Assit                      10          $65.00   $   650.00
Clerical (3)                     36          $65.00   $ 2,340.00
Senior Ent/Scientist (2)         36          $85.00   $ 3,060.00
                                                      $13,070.00
----------------------------------------------------------------
                                                      $40,610.00

-------------------------------------------------------------------------------
                                                                      Extended
                                      Unit    Number      Rate         Price
Related Expense                     -------   ------   ----------   -----------

Public Meetings
Meeting Rooms                       days        24     $   500.00   $ 12,000.00
Equipment Rental                    days        24     $   800.00   $ 19,200.00
Advertisement                       days       120     $   200.00   $ 24,000.00
Graphics                            each        25     $   750.00   $ 18,750.00
Supplies                                         1     $ 4,150.00   $  4,150.00
Telephones                          monthly      9     $   500.00   $  4,500.00
Equipment Purchase                               1     $ 3,000.00   $  3,000.00
Total                                                               $ 85,600.00

Other Outreach
Newspaper Subscriptions             monthly    180     $    40.00   $  7,200.00
Clipping Service                    monthly            $ 5,500.00   $  5,500.00
Printing                                               $15,000.00   $ 15,000.00
Purchase TV / Radio Tapes           each        50     $   125.00   $  6,250.00
PR Consultants                                                      $100,000.00
Total                                                               $133,950.00

Community Development
Training First Responders           each        10     $ 5,000.00   $ 50,000.00
Equipment First Responders                      18     $20,000.00   $360,000.00
Outreach Grants                     each        10     $20,000.00   $200,000.00
Community Education                 each        10     $ 5,000.00   $ 50,000.00
Dayton Community
Involvement Grants                  each         2     $50,000.00   $100,000.00
Total                                                               $760,000.00
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  Related
Expense Total                                                     Extended Total
-------------                                                     --------------

Public Outreach                                                    $  281,220.00

Public Meetings                                                    $   85,600.00

Other Outreach                                                     $  133,950.00

Community Development                                              $  760,000.00
                                                                   -------------
TOTAL                                                              $1,260,770.00
--------------------------------------------------------------------------------

                                   Section IV

                    Compensation and Payment - Attachment #2

                           ATTACHMENT 2 TO SECTION IV

             SUBCONTRACTOR'S FINAL RELEASE CERTIFICATE AND INDEMNITY

Project No. DAAA09-99-C-0016                        Subcontract No. 742168-40069

This Release and Certificate is made in accordance with the provisions of Subcontract No. __________________ including any and all Amendments thereto, executed by the __________________________________________ hereinafter referred to as the "SUBCONTRACTOR" and PARSONS hereinafter referred to as the "CONTRACTOR." The "OWNER," hereinafter referred to, is ________________________.

In consideration of payments made heretofore, or to be made, by the CONTRACTOR to the SUBCONTRACTOR for labor, materials, and services furnished by the SUBCONTRACTOR in the performance of said Subcontract, the SUBCONTRACTOR hereby unconditionally releases the CONTRACTOR and OWNER, their Officers, Agents, Employees, Assigns, or Heirs from any and all liens and claims whatsoever arising out of or during the performance of said Subcontract other than such claims, if any, that may with the consent of the CONTRACTOR and the OWNER, be specifically excepted from the terms of this Release and Certificate, stated on Sheet l, attached hereto (or, if none, so state): ______________________________
________________________________________________________________________________
and in further consideration of the aforesaid payments as SUBCONTRACTOR being first duly sworn, further affirms and certifies under penalty of perjury that all labor, materials, and services of every nature by whomsoever furnished in connection with the performance of said Subcontract and all applicable state and federal payroll taxes and payroll insurances have been paid and SUBCONTRACTOR hereby agrees to indemnify CONTRACTOR and OWNER, respectively, against, and hold them harmless of and from, all liens, claims, demands, penalties, losses, costs, damages, and liability in any manner whatsoever heretofore or hereafter arising out of or in respect of any claim by any person or governmental agency for payment for work, labor, services, or materials heretofore or hereafter performed, furnished, or rendered under or pursuant to or in respect of the performance of said SUBCONTRACTOR or the aforesaid applicable taxes and insurances.

Executed this __________ day of ______________ 200__

(Corporate Seal)

                                     -------------------------------------------
                                                    SUBCONTRACTOR


                                     By
                                        ----------------------------------------

                                        ----------------------------------------

                                                    OFFICIAL TITLE

(If the SUBCONTRACTOR is a corporation, the following Certificate will be executed.)

I, _____________________________________________, certify that I am the
_________________________________________ of the Corporation executing this
Release and Certificate; that ___________________________________ who signed this Release and Certificate on behalf of the SUBCONTRACTOR was then ______________________________ of said Corporation; that said Release and Certificate was duly signed for and on behalf of said Corporation authority of its governing body, and is within the scope of its corporate powers.

STATE OF ___________________________

                                     SS

COUNTY OF __________________________)

Subscribed and sworn to before me this _____________ day of ____________ 200__


                                       -----------------------------------------
                                       NOTARY PUBLIC IN AND FOR SAID STATE

                                    Section V

                               Special Provisions

                                    SECTION V
                                     Rev. 0
                               SPECIAL PROVISIONS
                            SUBCONTRACT 742168-40069

1.   FEDERAL ACQUISITION REGULATION (FAR) FLOWDOWN CLAUSES:

Exhibit 1 to this Section identifies all FAR clauses incorporated by reference and/or in full text.

2.   REQUESTS FOR INFORMATION (RFI) and DEVIATION (RFD)

Requests for Information/Deviation (RFI/D) Process:

All Subcontractor requests for technical information or technical clarification shall be forwarded to Contractor on Contractor's approved "Request for Information/Deviation" form, attached as Exhibit 2. Subcontractor shall control and maintain a log of all RFI/D's it submits to Contractor (reference Parsons Project Procedure 7.1.5). RFI/D's shall be controlled by using the last 3 digits of this Subcontract number followed by a 3 digit sequential number, i.e. 001. To assist in expediting the Work, Subcontractor shall discuss the RFI/D with Contractor's responsible Cost Account Manager (CAM) or his designee and obtain the CAM's initials on the RFI/D prior to officially submitting to Contractor's Document Control Department. RFI/D's submitted without the CAM's initials will be returned to the Subcontractor unanswered and not logged into Contractor's document control system. Contractor will endeavor to return all accepted RFI/D's to Subcontractor within 7 working days, or less.

3.   SMALL BUSINESS SUBCONTRACTING PLAN

Federal Acquisition Regulation 52.219-9, identified in this Section V, Exhibit 1, establishes the requirement to submit such a plan with your proposal. The Plan must be approved prior to any subsequent Notice to Proceed. Failure to establish, and maintain the approved Plan may be grounds for Termination of the Subcontract.

NOTE: This requirement is applicable only if the awarded SUBCONTRACTOR(s) is a large business. If the awarded SUBCONTRACTOR(s) is a small business, the Small Business Subcontracting Plan IS NOT REQUIRED.

4.   SALES/USE TAXES

The Newport Chemical Agent Disposal Facility (NECDF) Project is exempt from sales/use taxes for all materials, equipment, and other tangible personal property that is incorporated into the NECDF government facility. The exemption covers property for which the government will be the ultimate user. Contractor will issue the appropriate exemption certificate for Subcontractor use.


                                     1 of 4

5.   SITE ACCESS

The NECD and NECDF are "closed" facilities requiring appropriate badging et al considerations for entry. Separate entry considerations will be required for the NECD and limited area of the NECDF. Transport vehicles will be subject to search at both entry facilities and inspection time is estimated at approximately 15 minutes each. Badging et al access details will be provided and reviewed prior to initiation of NECDF-site work, but particular personnel requirements are noted as follow:

A.   Subcontractor Waste Coordinator.

The Subcontractor's Waste Coordinator (see Statement of Work item 3.5b) will require unescorted entry to the NECDF limited area. The Waste Coordinator must be a U.S. citizen, have the ability to wear PPE as necessary, and be enrolled in the NECD Commander's Unescorted Access Program. A National Agency check is required for Unescorted Access Program entry and the Subcontractor will need to request, complete and return to the Contractor no later than four (4) months prior to the start of NECDF-site work the following related information:

     (1)  Application for Civilian ID Card/Security Badge,
     (2)  FD Form 258, Applicant Fingerprint Card, and
     (3)  DD Form 398-2, Department of Defense National Agency Questionnaire.

A.   Subcontractor Waste-Transport Personnel.

The Subcontractor's waste-transport personnel (ie, drivers) will need to be U.S. citizens and capable of wearing necessary PPE.

6.   INSURANCE

     Modifications to Section VI General Provisions - Standard Subcontract
     Article 6:

     A.   Substitute "6.A" with the following:

          Workers' Compensation Insurance and Employer's Liability Insurance including occupational disease in accordance with the laws of States or Provinces where the Services are to be performed. Employer's Liability Insurance will have a limit of $1,000,000 per person per accident.

          If the performance of this Subcontract requires the use of watercraft or is performed over water, Subcontractor shall also provide coverage for liability under U.S. Longshoremen's and Harbor Workers' Compensation Act and liability for admiralty benefits and damages under the Jones Act and further provide that a claim "in rem" shall be treated as a claim against the employer.

     B.   Substitute "6.B" with the following:

          Comprehensive General Liability Insurance, including contractual liability and Products Completed Operations coverage with limits of not less than $5,000,000 combined single limit per occurrence.


                                     2 of 4

     C.   Substitute "6.C" with the following:

          Automobile Liability Insurance covering owned, non-owned and hired vehicles used by Subcontractor with limits of not less than $5,000,000 combined single limit per occurrence.

          If Subcontractor's Comprehensive General Liability Insurance and Auto Liability Insurance are combined forming one policy and one limit of liability, the limits shall not be less than $5,000,000 combined single limit per occurrence.

          With respect to transportation responsibilities under this Subcontract, Subcontractor shall maintain or, if responsibility is subcontracted, require the transportation Subcontractor to maintain any other insurance or surety bonding in amounts that may be required under the laws, ordinances and regulations of any governmental authority, including the Federal Motor Carrier Act of 1980 and all rules and regulations of the Department of Transportation.

     D.   Substitute "6.D" with the following:

          l. Professional Liability Insurance with a limit of at least $1,000,000 each occurrence with annual aggregate for all claims of $1,000,000 subject to a deductible each occurrence of not more than $50,000.

          2. Pollution Liability Insurance for sudden pollution, incidents, covering bodily injury and property damage, including cost of cleanup for pollution conditions arising from transportation, treatment and disposal operations performed under this Subcontract. The limit of liability for such insurance shall not be less than $5,000,000 combined single limit per occurrence.

     E.   Insert and incorporate the following as "6.E.3":

          Pollution Liability Insurance for non-sudden pollution incidents, covering bodily injury and property damage, including cost of cleanup for pollution conditions arising from transportation, treatment and disposal operations performed under this Subcontract. The limits of liability for such insurance shall not be less than $5,000,000 combined single limit per occurrence.

     G.   Substitute Paragraph "6.G.1" with the following:

          Additional Insured; As to insurance set out in Paragraphs 6.B, 6.C, 6.D.2, 6.E.1, 6.E.2, 6.E.3, 6.F.1, and 6.F.2, hereof shall name the indemnities as additional insured in matters covered by this Subcontract. "Indemnities" shall be defined as the Contractor or Owner or any of their respective parents, subsidiaries, agents, employees, invitees, servants, subcontractors, insurers, underwriters, and such other parties as they may designate.

          Insert and incorporate the following as "6.G.3.1":

          The insurance as specified in Paragraph 6.D.2 and 6.E.3 shall be issued on a claims made basis.


                                     3 of 4

7.   INDEMNIFICATION

     Modifications to Section VI General Provisions - Standard Subcontract
     Article 15:

     Substitute Article 15 with the Following:

     To the fullest extent permitted by law, Subcontractor shall defend, indemnify and hold harmless Contractor, its parent and affiliates (and the officers, directors, employees, agents, and invitees of any of them), its subcontractors and suppliers of any tier (subcontractors), and Client from and against any and all liabilities, claims, demands, damages, or costs, including, without limitation, settlement sums, attorney fees, consultant and expert fees (liabilities), alleged or incurred in connection with (1) personal injury and/or property damage, (2) workers' compensation assessments or claims involving employees of Subcontractor and/or its subcontractors, (3) environmental and/or natural resource damages, (4) breach by Subcontractor of this Subcontract, (5) violation by Subcontractor of any applicable law pursuant to clause 7, (6) fines/penalties/assessments levied by any regulatory body or governmental entity, and/or (7) any other liabilities arising from Subcontractor's and/or its subcontractors performance of the Services, and including liability caused by the concurrent negligence of Contractor and/or Client, unless caused by the sole negligence of Contractor.

     See Special Provisions Incorporated by Attachments:

     Special Provisions - Attachment #1 Parent Company Guarantee (Tab m) Special Provisions - Attachment #2 Documents Incorporated by Reference and Termination Clause for Treatability Studies (Tab n)
     Special Provisions - Attachment #3 Cell Phone use on NECDF Depot (Tab o) Special Provisions - Attachment #4 Patents and Intellectual Property Ownership identification (Tab p)


                                     4 of 4

                                    Section V

                       Special Provisions - Attachment #1

                                     [LOGO]

                                                      Attachment #1 to Section V

                            PARENT COMPANY GUARANTEE

This Guarantee Agreement (hereinafter referred to as "Guarantee") is given by PERMA-FIX ENVIRONMENTAL SERVICES, INC. (hereinafter referred to as "Guarantor"), a corporation duly organized and existing under the laws of the State of Delaware, the United States of America to PARSONS INFRASTRUCTURE AND TECHNOLOGY GROUP, INC. (hereinafter referred to as "PARSONS"), a corporation duly organized and existing under the laws of the State of Nevada, the United States of America.

                                    RECITALS

(1) PARSONS wishes to utilize the services, know-how, technology, engineering, and expertise of companies related to Guarantor for Treatability Studies, Public Outreach, Transport, Treatment and Disposal of Hydrolysate Waste, relative to the Newport Chemical Disposal Facility ("TSDF Project") at Newport, Indiana.

(2) As an inducement to PARSONS for awarding a subcontract for the above services to Perma-Fix of Dayton, Inc. (hereinafter, "Subcontractor"), the Guarantor is willing to guarantee the performance, duties and obligations of Subcontractor on the TSDF Project, under Parsons Subcontract #742168-40069 effective December 21, 2002.

In consideration of the award by PARSONS of the TSDF Project, Subcontract #742168-40069, for Treatability Studies, Public Outreach, Transport, Treatment and Disposal of Hydrolysate Waste Services, to Subcontractor, the Guarantor hereby agrees as follows:

(1) Guarantor hereby guarantees the complete performance and fulfillment of contractual obligations by Subcontractor as set forth in the fully executed Subcontract #742168-40069 (hereinafter, "Subcontract") between PARSONS and Subcontractor;

(2) If Subcontractor fails to perform according to the terms and conditions of the Subcontract or fails to fulfill contractual obligations under the Subcontract, then Guarantor shall perform or cause to be performed such obligations, and/or fulfill such contractual obligations, promptly upon the demand of PARSONS, to the same extent and in the same manner as if Guarantor were the Subcontractor;

(3) This Guarantee shall be subject to and enforceable under the laws, of the State of Delaware.

IN WITNESS WHEREOF, the Guarantor has executed this Guarantee effective the 21st day of December 2002.


                                     /s/ Louis Centofanti
                                     -------------------------------------------
                                     Name: Louis Centofanti
                                     Title: Chairman Permafix Env. Services Inc.

1940 N.W. 67th Place, Suite A      Telephone (352) 373-4200 / Fax (352) 373-0040
Gainesville, Florida 32563

                                    Section V

                       Special Provisions - Attachment #2

                  Attachment #2 to Section V special Provisions

The documents listed below are incorporated herein, by reference, in full force and effect as if they were presented in full text:

     1)   Request for Proposal (RFP) dated July 26, 2002.

     2)   Request for Proposal (RFP) Amendment #1 dated August 13, 2002.

     3)   Request for Proposal (RFP) Amendment #2 dated August 26, 2002.

     4)   Perma-Fix Proposal for TSDF dated August 26, 2002.

     5) Parsons letter to Perma-Fix dated September 16, 2002 identifying Proposal deficiencies.

     6) Parsons letter to Perma-Fix dated September 18, 2002 identifying Proposal omissions and math errors.

     7) Perma-Fix letter to Parsons dated September 19, 2002 with response and clarification for item #5: and #6 above.

     8) Parsons letter to Perma-Fix for site survey visit and questions/answers.

     9)   Minutes for TSDF negotiations on November 6, 2002.

     10)  Memoranda of Agreements for TSDF negotiations on November 6, 2002.

     11)  Minutes for TSDF negotiations on November 7, 2002.

     12)  Memoranda of Agreements for TSDF negotiations on November 7, 2002.

     13) Minutes for conference call November 12, 2002 with Parsons/Perma-Fix regarding TSDF Negotiations on November 6, 2002 and November 7, 2002.

     14) Perma-Fix letter to Parsons dated November 15, 2002 providing Parent Company guarantee and D&B, Report clarifications.

     15) Perma-Fix letter to Parsons dated November 18, 2002 providing clarification and supplemental information.

     16) Parsons letter dated December 21, 2002 Notice of Award and Limited Notice to Proceed.

Insert the following Special Provisions Clauses into Section V Rev 0 Special Provisions.

TERMINATION TREATABILITY STUDIES:

"Subcontractor agrees that should Subcontractor fail to provide satisfactory assurance to Contractor or its customer, in accordance with the established criteria for satisfactory completion of the Phase I treatability study, Contractor will suspend all follow on work for transport, treatment and disposal of Hydrolysate without further obligation beyond Phase I activities. It is the understanding of both parties that all cost associated with the treatability and required actions related to Subcontractor's preparation for performance of follow on phase II activities related to the established scope for Phase II and to meet established program schedules are included in the fixed price Phase I activities and are severable from Phase II transport, treatment and disposal activities. Further, that both parties agree that should subcontractor fail to meet the established criteria for successful completion of the Phase I treatability study, Contractor may based on its sole opinion terminate all work related to Phase II transport, treatment and disposal, in accordance with the provision established within the contract without obligation for any or all cost incurred by Subcontractor in preparation for Phase II work beyond those accomplished in accordance with the firm fixed priced activities under Phase I".

"Subcontractor agrees that due to the nature and sensitivity of this project conditions may arise that are beyond the control or independent of the actions of either party. Should in its sole opinion the Contractor determine that the project can not proceed due to a material impairment beyond the control of either party; both parties agree that the Contractor may suspend work in accordance with the established provisions of the Contract. Further that during the period of such suspension the Subcontractor shall fully support the Contractor actions to recommence subcontractor performance and or actions necessary to obtain and initiate an alternate source(s) for performance of work. It is the intent of both parties that should a condition exists after the successful completion of the Phase I treatability study (and beyond the control of either party) that in the sole opinion of the Contractor can not be resolved after due effort by both parties; the Contractor may terminate or cancel for convenience without prejudice, all remaining work in accordance with the provisions established within the Contract. Further, that during the period of notification to terminate, the Contractor may immediately proceed to and the Subcontractor shall support actions required to obtain alternate performance of the established scope of work".

                                    Section V

                       Special Provisions - Attachment #3

[GRAPHIC]         Attachment #3 to Section V Special Provisions

                             DEPARTMENT OF THE ARMY
                             NEWPORT CHEMICAL DEPOT
                                  P.O.BOX 160
                           NEWPORT, INDIANA 47966-0160

     REPLY TO
     ATTENTION OF

AMSSB-ONC-SF                                                    12 December 2002

MEMORANDUM FOR All Depot Employees

SUBJECT: Use of Cell Phones in Vehicles on the Depot

1. Effective immediately the use of cell phones while driving vehicles on the depot is prohibited. When using a cell phone in a vehicle, the vehicle must be stopped out of the flow of traffic. This requirement will be added to the Depot safety rules.

2. The, National Safety Council, the National Transportation Safety Board, and the Department of Defense recommend not using communications devices while operating vehicles. Statistically, the probability of accidents increases when using communications devices while operating vehicles.


                                                          /s/ JOSEPH F. MARQUART
                                                          ----------------------
                                                          JOSEPH F. MARQUART
                                                          LTC, CM
                                                          Commanding

                                    Section V

                       Special Provisions - Attachment #4

[LETTERHEAD OF [Perma-Fix Environmental Services, Inc]]

February 24, 2003

Government Office Complex
Parsons
Highway 63 South
Newport, IN 47966

Attn: Melvyn Mitchell
      Subcontract Administrator

Subject: Subcontract No. 742168 40069, Amendment 0

Dear Melvyn:

Please find attached the applications for patents and intellectual properties that we previously discussed.

It is my understanding that this letter will be incorporated into the contract.

The described patents and intellectual properties activities were clearly started prior to Perma-Fix's involvement in the Newport Hydrolysate Project.

If you have any questions or need additional information, please feel free to contact me at 865-376-0084.

Sincerely,


/s/ Larry W. McNamara
-------------------------
Larry W. McNamara
President
Nuclear Services Division

Attachments: As noted above.

                   APPLICABLE PATENT & INTELLECTIAL PROPERTIES

Patent Application

1.   Separation and destruction of organic materials.

     Description:

          Use of separation and persulfate oxidation in water from solids (soils & sludges) to remove and destroy organic materials.

     Status:

          Patents filed on 7/21/98, Serial Number 09/120,351

Patent Application

2. Destruction of Tributyl phosphates, organo-phosphates and organo-phosphonates.

     Description:

          Use of persulfate in water to destroy the above class of compounds.

     Status:

          Perma-Fix Patent disclosures sent to attorneys - May 2002. (Perma-Fix Control Number 0205-3) Filing in process.

Patent Application

3. Catalyzed destruction of Tributyl-phosphates, organo-phosphates and organo-phosphonates.

     Description:

          The use of metal salts and hydrogen peroxides at highly specific conditions to destroy the above class of compounds.

     Status:

          Perma-Fix Patent disclosure sent to attorneys in May 2002 (Perma-Fix Control Number 0205-4) Filing in process.

Patent Application

4. Separation and destruction of mixed organic compounds using solvent extraction and oxidants in water.

     Description:

          Using solvent extraction then oxidants (persulfate & peroxide) to destroy organic compounds in water.

     Status:

          Discussion on considering whether to amend Number 1 with data or new patent.

Patent Application

5.   Use of activated charcoal as an extractant in solvent extraction.

     Description:

          Activated charcoal is used to extract large volumes of organic materials from aqueous phase with and without an organic solvent.

     Status:

          Perma-Fix Patent Disclosure sent to file Oct. 2000. Not sent to attorneys; considering filing.

                                   Section V

                               Special Provisions
                         Exhibit 1 to Section V, Rev 0

                                  EXHIBIT 1 TO
                                SECTION V, Rev 0
                               SPECIAL PROVISIONS

                        PRIME CONTRACT FLOW-DOWN CLAUSES
                         APPLICABLE TO THIS SUBCONTRACT

1. The following clauses from the Federal Acquisition Regulation (FAR) and the Defense Federal Acquisition Regulation Supplement (DFARS) are cited by reference and by this reference are incorporated, as applicable, herein to the same extent as though set forth in full text. A copy of the clauses will be made available upon request. Additionally, the Federal Acquisition Regulation (FAR), are available on the World Wide Website (WWW): http://www.arnet.gov/far/., and the Defense Federal Acquisition Regulation Supplements, are available on: http://farsite.hill.af.mil/VFFARA.HTM.

2. In the following clauses, the term "CONTRACTOR" shall be substituted for the terms "GOVERNMENT" and "CONTRACTING OFFICER" wherever they occur. The term "SUBCONTRACTOR" shall be substituted for the term "CONTRACTOR".

3. The substitutions shall be made wherever they occur except in the "Examination of Records by Comptroller General" and "Government Property" clauses where the terms "GOVERNMENT" and "CONTRACTING OFFICER" remain unchanged and "SUBCONTRACTOR" is substituted for "CONTRACTOR".

4. FAR CLAUSES

FAR
CLAUSE
NUMBER         TITLE OF CLAUSE
---------      ----------------
52.202-1       Definitions (10/95)
52.203-3       Gratuities (4/84)
52.203-5       Covenant Against Contingent Fees (4/84)
52.203-6       Restrictions on Subcontractor Sales to the Government (7/95)
52.203-7       Anti-Kickback Procedures (7/95)
52.203-8       Cancellation, Rescission, and Recovery of Funds for Illegal or
               Improper Activity (1/97)
52.203-10      Price or Fee Adjustment for Illegal or Improper Activity (1/97)
52.203-12      Limitation on Payments to Influence Certain Federal Transactions
               (6/97)
52.204-2       Security Requirements (8/96)
52.204-4       Printing/Copying Double-sided on recycled paper (6/96)
52.209-6       Protecting the Government's Interest When Subcontracting With
               Subcontractors Debarred, Suspended or Proposed for Debarment
               (7/95)
52.215-2       Audit and Records - Negotiation (6/99)
52.215-13      Subcontractor Cost or Pricing Data - Modifications (10/97)
52.215-15      Pension Adjustments and Asset Reversions (12/98)
52.215-18      Revision or Adjustment of Plans for Postretirement Benefits (PRB)
               Other Than Pensions (10/97)
52.217-8       Option to extend services (11/97)
52.219-8       Utilization of Small Business Concerns (10/99)
52.219-9       Small, Small Disadvantaged and Women-Owned Small Business
               Subcontracting Plan (AUG 1996) - Alternate II (MAR 1996)
52.219-16      Liquidated Damages - Subcontracting Plan (1/99)


                                     1 of 3

52.222-3       Convict Labor (8/96)
52.222-4       Contract Work Hours and Safety Standards Act - Overtime
               Compensation (7/95)
52.222-22      Previous Contracts and Compliance Reports (2/99)
52.222-21      Prohibition of Segregated Facilities (2/99)
52.222-26      Equal Opportunity (2/99)
52.222-35      Affirmative Action for disabled Veterans and Veterans of the
               Vietnam Era (4/98)
52.222-36      Affirmative Action for Workers with Disabilities (6/98)
52.222-37      Employment reports on disabled veterans and veterans of the
               Vietnam Era
52.222-41      Service Contract Act of 1965, as Amended (5/89)
52.222-43      Fair Labor Standards Act and Service Contract Act - Price
               Adjustment (Multiple Year and Option Contracts) (5/89)
52.223-1       Clean Air and Water Certification (2/99)
52.223-2       Clean Air and Water
52.223-3       Hazardous Material Identification and Material Safety Data (1/97)
52.223-6       Drug-Free Workplace (1/97)
52.223-10      Waste Reduction Program (10/97)
52.223-14      Toxic Chemical Release Reporting (10/96)
52.224-1       Privacy Act Notification (4/84)
52.224-2       Privacy Act (4/84)
52.227-1       Authorizations and Consent (7/95)
52.227-2       Notice and Assistance Regarding Patent and Copyright Infringement
               (8/96)
52.227-10      Filing of Patent Applications - Classified Subject Matter (4/84)
52.228-5       Insurance - Work on a Government Installation (1/97)
52.229-5       Taxes - Contracts performed in U.S. Possessions or Puerto Rico
               (4/84)
52.232-17      Interest (6/96)
52.237-2       Protection of Government Buildings, Equipment, and Vegetation
               (4/84)
52.242-13      Bankruptcy (7/95)
52.244-5       Competition in Subcontracting (12/96)
52.244-6       Subcontracts for Commercial Items and Commercial Components
               (5/2001)
52.246-25      Limitation of Liability - Services (2/97)
52.247-63      Preference for U.S. Flag Air Carriers (1/97)
52.248-1       Value Engineering (2/2000)
52.249-2       Termination for Convenience of the Government (Fixed Price)
               (9/96)
52.252-6       Authorized Deviations in Clauses (4/84)
52.253-1       Computer Generated Forms (1/91)

5. DFARS CLAUSES

DFARS
CLAUSE
NUMBER         TITLE OF CLAUSE
------------   ---------------
252.201-7000   Contracting Officer's Representative
252.203-7001   Special Prohibition on Employment
252.203-7002   Display of DOD Hotline Poster
252.204-7000   Disclosure of Information
252.204-7003   Control of Government Personnel Work Product
252.205-7000   Provision of Information to Cooperative Agreement Holders


                                     2 of 3

252.209-7000   Acquisition from Subcontractors subject to on-site inspection under the Intermediate-Range Nuclear Forces (INF) Treaty.
252.211-7000   Acquisition Streamlining
252.215-7000   Pricing Adjustments
252.215-7002   Cost Estimating System Requirements
252.219-7003   Small, Small Disadvantaged and Women-Owned Small Business
               Subcontracting Plan (DOD Contracts)
252.223-7004   Drug-Free Work Force
252.225-7012   Preference for Certain Domestic Commodities
252.225-7026   Reporting of Contract Performance Outside the United States
252.225-7031   Secondary Arab Boycott of Israel
252.227-7013   Rights in Technical Data - Noncommercial items
252.227-7020   Rights in Special Works
252.227-7030   Technical Data Withholding of Payment
252.227-7037   Validation of Restrictive Markings on Technical Data
252.231-7000   Supplemental Cost Principles
252.243-7001   Pricing of Contract Modifications
252.245-7001   Reports of Government Property
252.249-7002   Notification of Anticipated Contract Termination or Reduction
252.232-7007   Limitation of Government's Obligation
252.236-7000   Modification Proposals - Price Breakdown
252.243-7000   Engineering Change Proposals
252.243-7002   Certification of Requests for Equitable Adjustments

See Special Provisions Exhibit 1 to Section V, Rev 0 Attachment 1 Incorporating additional FAR Clause


                                     3 of 3

                                    SECTION V

                               SPECIAL PROVISIONS
                          EXHIBIT 1 TO SECTION V, REV 0
                                  ATTACHMENT #1

                             SECTION V ATTACHMENT #1

                SPECIAL PROVISIONS EXHIBIT 1 TO SECTION V, REV 0

               PRIME CONTRACT FLOW-DOWN CLAUSES APPLICABLE TO THIS
                                   SUBCONTRACT

Insert the following Federal Acquisition (FAR) Clause into Exhibit 1 to Section V, Rev 0 Special Provisions:

52.223-13   Certification of Toxic Chemical Release Reporting (10/96).

                                    Section V

                               Special Provisions
                          Exhibit 2 to Section V, Rev 0

                                                                       Exhibit 2

---------------------------------------------------------------------------------------------------------
                                                    No.:                      Date:
[_] REQUEST FOR DEVIATION
                                                    -----------------------   ---------------------------
[_] REQUEST FOR INFORMATION                         Job No.:                  CLIN No.:

---------------------------------------------------------------------------------------------------------
Subject:                                                                      Discipline:

---------------------------------------------------------------------------------------------------------
RFD/For Deviation:        Eng. Drawings:   [_]   Specification:   [_]   Standard:   [_]   Other:   [_]

RFI/Reason:          [_]  Information:   [_]  Clarification:   [_]  Discrepancy:   [_]  Other:
---------------------------------------------------------------------------------------------------------
Reference:
---------------------------------------------------------------------------------------------------------
Justification/Description:


[_]  CIS ATTACHED
                                               CAM Review:             Date:
---------------------------------------------------------------------------------------------------------
Originator:                                                                   Date:
---------------------------------------------------------------------------------------------------------
Reply:   Response to a RFD/RFI is a technical solution only to the above query and does not authorize additional cost. If Subcontractor feels additional costs is justified, a "Change Request" must be submitted by the Subcontractor and approved by Parsons Program Management prior to the work being performed in the feild.
---------------------------------------------------------------------------------------------------------


[_]  CIS ATTACHED

---------------------------------------------------------------------------------------------------------
Discipline Engineer:                                                          Date:
---------------------------------------------------------------------------------------------------------
Engineer:                                                                     Date:
---------------------------------------------------------------------------------------------------------
__________:                                         AS-BUILT REQ'D:           Date:
---------------------------------------------------------------------------------------------------------
Manager:                                                                      Date:

Operations Manager:                                     FCCB REQ'D:           Date:
---------------------------------------------------------------------------------------------------------

                                   Section VI

                     General Provisions Standard Subcontract

                                   SECTION VI

                               GENERAL PROVISIONS
                              STANDARD SUBCONTRACT

                               TABLE OF CONTENTS

1 DEFINITIONS ..............................................................1
2 GOVERNING LAW ............................................................1
3 INDEPENDENT CONTRACTOR ...................................................1
4 TAXES, DUTIES, PERMITS, AND FEES .........................................1
5 UNEMPLOYMENT INSURANCE AND TAXES .........................................1
6 INSURANCE ................................................................2
7 LAWS AND REGULATIONS .....................................................3
8 TIME OF PERFORMANCE ......................................................3
9 PERFORMANCE REQUIREMENTS .................................................3
10 WARRANTIES ..............................................................3
11 CHANGES AND EXTRA WORK ..................................................3
12 OVERTIME ................................................................3
13 LIENS, ENCUMBRANCES, AND CLAIMS .........................................3
14 PATENTS AND ROYALTIES ...................................................4
15 INDEMNIFICATION .........................................................4
16 SUBCONTRACTOR'S FINAL RELEASE CERTIFICATE AND INDEMNIFICATION ...........4
17 TERMINATION .............................................................4
18 SUSPENSION OF WORK ......................................................5
19 NOTICE OF THIRD PARTY CLAIMS AGAINST THE SUBCONTRACTOR ..................5
20 NOTICES AND CORRESPONDENCE ..............................................5
21 DISPUTES ................................................................5
22 ASSIGNMENT ..............................................................6
23 CONFIDENTIALITY OF ALL DRAWINGS, SPECIFICATIONS, AND PLANS ..............6
24 RELEASE OF NEWS INFORMATION .............................................6
25 GRATUITIES ..............................................................6
26 RIGHTS, REMEDIES AND WAIVER .............................................6
27 ORDER OF PRECEDENCE .....................................................6
28 OFFSET ..................................................................6
29 SEVERABILITY ............................................................6
30 ENTIRE AGREEMENTS .......................................................6

1    DEFINITIONS

As used throughout this Subcontract, the following terms and expressions have the meanings and interpretation set forth below:

A. "Subcontract" means this written contract executed between Contractor and Subcontractor.

B. "Services" and/or "Work" mean all services, labor, material and actions necessary for the performance of this Subcontract.

C. "Prime Contract" means the contract between Contractor and Contractor's Client in support of which this Subcontract is issued, including any amendments thereto.

D. "Contractor" means the entity identified as such on the face page of this Subcontract.

E. "Subcontractor" means the entity, and all of its lower tier subcontractors, identified as such on the face page of this Subcontract.

F. "Client" and/or "Owner" refers to the entity identified as Client on the face page of this Subcontract.

G. "Subcontract Administrator" refers to Contractor's Procurement Department representative assigned to administer this Subcontract.

H. "Subcontract Price" refers to the total price as set forth in Paragraph 1, Compensation and Payment section of this Subcontract.

I "Site", "Worksite" and/or "Jobsite" refer to Client's premises associated with the Prime Contract.

2    GOVERNING LAW

This Subcontract shall be interpreted and enforced in accordance with the laws of the State of California.

3    INDEPENDENT CONTRACTOR

Subcontractor shall be an independent contractor in all its operations and activities hereunder, and all employees furnished by Subcontractor to perform the Services shall be deemed to be Subcontractor's employees exclusively; and shall be paid by Subcontractor for all services in this connection. Subcontractor is not authorized to represent Contractor or otherwise bind Contractor in any dealings between Subcontractor and any third parties.

4    TAXES, DUTIES, PERMITS, AND FEES

Subcontractor shall be responsible for all taxes, duties, permits, or fees necessary for the performance of the Services.

5    UNEMPLOYMENT INSURANCE AND TAXES

Subcontractor shall have full and exclusive liability for the reporting and payment of any and all taxes and contributions for unemployment insurance, old age retirement benefits and similar pensions, and annuities that may now or hereafter be imposed by the United States, any state, or any local governmental authority, whether measured by the wages, salaries, or remuneration paid to persons employed by Subcontractor or otherwise, for the Services. Subcontractor shall comply with all federal and state laws on such subjects, including all rules and


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

              Section VI GENERAL PROVISIONS - STANDARD SUBCONTRACT

regulations and shall maintain suitable forms, books, and records.

6    INSURANCE

Subcontractor, from the time of start of the Services hereunder until completion of the Services, shall provide at its own expense and maintain in effect the following types and amounts of insurance with terms and with insurance companies satisfactory to the Contractor:

A. Workers' Compensation Insurance and Employer's Liability Insurance including occupational disease in accordance with the laws of States or Provinces where the Services are to be performed Employer's Liability Insurance will have a limit of $250,000 per person per accident.

     If the performance of this Subcontract requires the use of watercraft or is performed over water, Subcontractor shall also provide coverage for liability under U.S. Longshoremen's and Harbor Workers' Compensation Act and liability for admiralty benefits and damages under the Jones Act and further provide that a claim "in rem" shall be treated as a claim against the employer.

B. Comprehensive General Liability Insurance, including contractual liability and Products Completed Operations coverage with limits of not less than $1,000,000 combined single limits.

C. Automobile Liability Insurance coveringg owned, non-owned and hired vehicles used by Subcontractor with limits of not less than $1,000,000 combined single limit.

     If Subcontractor's Comprehensive General Liability Insurance and Auto Liability Insurance are combined forming one policy and one limit of liability, the limits shall not be less than $1,000,000 combined single limit.

D. Professional Liability Insurance with a limit of at least $1,000,000 each occurrence with annual aggregate for all claims of $1,000,000 subject to a deductible each occurrence of not more than $50,000.

E. If the performance of this Subcontract requires the use of watercraft, Subcontractor shall carry, or require the owners of such watercraft to carry:

     1. Hull and Machinery (including Collision Liability) Insurance in an amount not less than the market value of the watercraft (Charterer's and/or Owner's Limitation Clause to be deleted) and,

     2. Protection Indenmity Insurance in an amount not less than the market value of the watercraft or $1,000,000, whichever is greater (Charterer's and/or Owner's Limitation Clause to be deleted).

F. If the performance of this Subcontract requires the use of aircraft, Subcontractor shall carry, or require the owners of such aircraft to carry:

     1. All Risks Hull Insurance in an amount equal to the replacement value of the aircraft; and

     2. Bodily Injury Liability, including Passenger Liability of not less than $1,000,000 applicable to any one person and $1,000,000 for more than one person in any occurrence and $1,000,000 for loss of or damage to property in any one occurrence.

G.   Other Requirements

     1. Additional Insured: As to insurance set out in Paragraphs B, C, E.1, E.2, F.1, and F.2, Contractor and Owner shall be included as an additional insured.

     2. Waiver of Subrogation: All policies shall be endorsed to provide that underwriters and insurance companies of Subcontractor shall not have any right of subrogation against Contractor or Owner or any of its parents, subsidiaries, agents, employees, invitees, servants, subcontractors, insurers, underwriters, and such other parties as they may designate.

     3. Primary Insurance: All policies shall be endorsed to provide that, with respect to Subcontractor's Services, Subcontractor's insurance shall always be primary coverage with respect to any insurance that may be maintained by Contractor or Owner.

     4. Notice of Cancellation: All policies shall be endorsed to provide that thirty (30) days prior written notice shall be given to Contractor in the event of cancellation or material change in the policies.

     5. Subcontractor and its subcontractors at all times shall waive any right of recovery against Contractor or Owner or any of their parents, subsidiaries, affiliates, agents, employees, invitees, servants, subcontractors, insurers, underwriters, and such other parties as they may designate for loss or damage covered by insurance of the types specified in paragraphs B, C, D, E, and F above and the Excess Employers Liability Insurance.

     6. Certificates: Subcontractor shall furnish Certificates of Insurance evidencing insurance required hereunder before the start of any Services and upon request, shall furnish copies of the actual policies.


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               SECTION VI GENERAL PROVISIONS - STANDARD SUBCONTRACT

          Certificates of Insurance shall include specific reference to compliance with Paragraphs G.1, G.2, G.3, and G.4.

Subcontractor shall require its lower tier subcontractors to provide the same insurance coverages and requirements as described herein, unless otherwise agreed in writing between the parties.

7    LAWS AND REGULATIONS

A. Subcontractor, its employees, and representatives, shall at all times comply with any and all applicable laws, ordinances, statutes, rules, and regulations, of the federal, state, or local government, including but expressly not limited to those relating to wages, hours, and working conditions. Subcontractor shall procure and pay for all permits and inspections required by any governmental authority for any part of the Services and shall furnish any bonds, security, or deposits required for performance of the Services.

B. Subcontractor shall comply with all applicable laws, executive orders, and regulations concerning nondiscrimination in employment (including the Equal Opportunity Clause of Section 202, Executive Order 11246, dated September 24, 1965) 38 USC 2012, as amended by Section 402 of the Vietnam Veterans Readjustment Assistance Act of 1974 and Section 503 of the Rehabilitation Act of 1973, where are hereby incorporated herein by reference.

8    TIME OF PERFORMANCE

Time is of the essence in the performance of Subcontractor's obligations under this Subcontract. Subcontractor shall reimburse Contractor for the amount of any liability incurred by Contractor or Owner and the amount of any increase in the cost or expense to Contractor in performing Contractor's Services under the Prime Contract as a result of Subcontractor's failure to perform the Services within the time specified in this Subcontract.

9    PERFORMANCE REQUIREMENTS

Anything that may be called for in the specifications and not shown on the drawings, or shown on the drawings and not called for by the specifications, shall be of like effect as if called for and shown in both. In the event of a conflict between the drawings and the specifications, the specifications shall govern. If Subcontractor discovers any ambiguities or discrepancies, Subcontractor shall immediately submit the matter to Contractor for determination.

10   WARRANTIES

Subcontractor warrants that the Services to be performed pursuant to this Subcontract shall be performed in accordance with the standards customarily provided by an experienced and competent organization rendering the same or similar services. Subcontractor shall reperform any of said services that were not performed in accordance with this standard at no cost to Contractor.

11   CHANGES AND EXTRA WORK

A. Contractor may at any time, by written order to Subcontractor, and without notice to or consent of any sureties, make changes in or additions to the specifications or drawings, require additional work or services, or delete Services covered by this Subcontract (collectively "Change"). If any such Change causes any increase or decrease in the cost of, or the time required for performance of this Subcontract, an equitable adjustment shall be made in the Subcontract Price or performance schedule, or both, and this Subcontract shall be modified in writing accordingly. Any claim by Subcontractor for adjustment under this clause must be asserted within thirty (30) days from the date of receipt by Subcontractor of a written order from Contractor, provided, however, that Contractor may, in its discretion, receive and act upon any such claim at any time before final payment under this Subcontract. The claim shall be submitted to Contractor's designated Subcontract Administrator. Subcontractor shall make no additions, changes, alterations, or omissions except upon the prior written order of Contractor.

B. No change shall be binding on either Subcontractor or Contractor unless issued in writing and signed by Contractor.

12   OVERTIME

Subcontractor shall operate on a straight time forty (40) hour work week. Overtime incurred by Subcontractor to maintain the Subcontract delivery or completion schedule shall not be reimbursed by Contractor.

13   LIENS, ENCUMBRANCES, AND CLAIMS

With respect to all Services provided by Subcontractor pursuant to this
Subcontract: (1) no liens or other encumbrances shall be filed by Subcontractor;
(2) Subcontractor expressly waives and relinquishes any and all rigs to such liens or encumbrances; (3) the waiver stated in (2) is an independent covenant supported by separate consideration included within the Subcontract Price; and
(4) Subcontractor shall ensure that a clause

              SECTION VI GENERAL PROVISIONS - STANDARD SUBCONTRACT

substantially similar to this clause 13 is included in all lower tier subcontracts issued hereunder.

Contractor may, as a condition precedent to any payment, require Subcontractor to furnish complete waivers or releases of any and all such liens, charges, encumbrances, and claims. Waivers or releases must be furnished by Subcontractor covering all liens, charges, encumbrances, and claims as a condition to final payment.

14   PATENTS AND ROYALTIES

Subcontractor shall defend all suits and claims against Owner or Contractor, and shall hold each of them free and harmless, and hereby indemnifies Owner and Contractor from all liability, damages, costs, and royalties, including without limitation reasonable attorney fees, from: (a) any infringement or alleged infringement of any patent, or for the misuse of any patented article, by Subcontractor in the performance of the Services, or (b) the infringement or alleged infringement of any patent by Owner's use or operation of the Services following the completion thereof by Subcontractor, or (c) the use or misuse, by Subcontractor during the performance of the Services, of any confidential information or secret processes, or (d) any use or misuse of confidential information or secret processes by Owner in the use or operation of the Services following acceptance.

15   INDEMNIFICATION

To the fullest extent permitted by law, Subcontractor shall defend, indemnify and hold harmless Contractor, its parent and affiliates (and the officers, directors, employees, agents, and invitees of any of them), its subcontractors and suppliers of any tier (subcontractors), and Client from and against any and all liabilities, claims, demands, damages, or costs, including, without limitation, settlement sums, attorney fees, consultant and expert fees (liabilities), alleged or incurred in connection with (1) personal injury and/or property damage, (2) workers' compensation assessments or claims involving employees of Subcontractor and/or its subcontractors, (3) environmental and/or natural resource damages, (4) breach by Subcontractor of this Subcontract, (5) violation by Subcontractor of any applicable law pursuant to clause 7, and/or
(6) any other liabilities arising from Subcontractor's and/or its subcontractors performance of the Services, unless caused by the sole negligence of Contractor.

16   SUBCONTRACTOR'S FINAL RELEASE CERTIFICATE AND INDEMNIFICATION

After completion and acceptance of all Services, Subcontractor shall complete the "Subcontractor's Final Release Certificate or Indemnity" attached hereto and incorporated into this Subcontract by reference. This Certificate shall be submitted to the Subcontract Administrator along with Subcontractor's final invoice as prescribed in the Compensation and Payment section of this Subcontract.

17   TERMINATION

A. Default: Should Subcontractor at any time refuse or neglect to supply sufficient and properly skilled workers, or fail in any respect to prosecute the Services or any separable portion, with promptness and diligence, or fail in the performance of any portion of this Subcontract required for the satisfactory completion of the Services, or become insolvent, Contractor may terminate this Subcontract for default, after fortyeight (48) hours written notice to Subcontractor to correct the deficiency. Contractor may also terminate Subcontractor's right to proceed with the Services or such part of the Services where defaults have occurred.

B. Convenience: Should the Prime Contract be terminated or canceled pursuant to the terms thereof, or upon ten (10) days advance notice, Contractor may terminate this Subcontract by written notice to Subcontractor. Such termination shall be effective in the manner specified in the notice and shall be without prejudice to any claims that Contractor or Owner may have against Subcontractor.

C. Upon receipt of a termination notice pursuant to paragraphs A or B, above, Subcontractor shall, unless the notice directs otherwise, immediately discontinue the Services.

D. In the event of a termination for default, Subcontractor shall not be entitled to receive any further payment, if any may then be due, until the Service is completed. Contractor may acquire, in the manner Contractor considers appropriate, services similar to the Services terminated for default. Subcontractor shall be liable for, and pay to, Contractor any reasonable cost, including the cost for additional managerial and administrative services, in excess of the Subcontract Price for the Services.

E. In the event this Subcontract is terminated for convenience, the obligations of this Subcontract shall continue as to Services already performed, as to obligations entered into by Subcontractor, before the date of termination and as to obligations not reasonably terminable thereafter. Subcontractor shall be entitled to relative proportions of the agreed Subcontract Price for the portions of the Services done before the effective date of termination. Subcontractor shall not be entitled to any profit or fee on unperformed Services.

              SECTION VI GENERAL PROVISIONS - STANDARD SUBCONTRACT

F. Subcontractor shall incorporate a termination clause substantially the same as set forth in this clause, in all purchase orders and subtier subcontracts.

18   SUSPENSION OF WORK

A. Contractor may at any time suspend performance of all or any part of the Services by giving not less than five (5) working days written notice to Subcontractor. The suspension may be continued by Contractor for up to sixty (60) days during which period Contractor may at any time, by written notice, require Subcontractor to resume performance of the Services. If at the end of the sixty (60) day period of suspension, Contractor has not required a resumption of the Service, that portion of the Service that has been suspended may be terminated by either party pursuant of the provisions of this paragraph. Subcontractor shall be compensated in accordance with, and shall follow the procedures specified in Clause 17, paragraphs C and E above.

B. Contractor, shall not be liable for any damages, anticipated profits, or costs incurred with respect to suspended Services during any period of suspension.

19   NOTICE OF THIRD PARTY CLAIMS AGAINST THE SUBCONTRACTOR

Subcontractor shall give Contractor immediate notice of any suit or action filed, or any claims made, against Subcontractor arising out of the performance of this Subcontract or any lower-tier subcontracts. Subcontractor shall furnish immediately to Contractor copies of all documents received by Subcontractor pertinent to such actions, suits, or claims.

20   NOTICES AND CORRESPONDENCE

Unless otherwise indicated in the Special Provisions of this Subcontract, any notice or communication shall be considered as having been given to Subcontractor or Contractor, if mailed by registered mail, postage prepaid, to Subcontractor Name and Address or the Contractor "Refer All Questions and Correspondence To" blocks on the face page of this Subcontract.

21   DISPUTES

The parties shall use the following procedures as a condition precedent to either party pursing other available remedies:

A. The parties agree to make a good faith effort to mutually resolve any dispute as quickly as practicable.

B. If, however, the parties have not so resolved the dispute, the parties' representatives shall submit the dispute to one of their senior-level executives (including Presidents, Executive Vice Presidents, Senior Vice Presidents, and Chief Financial Officers) for review and simultaneously notify the other party in writing thereof. A meeting shall be held within ten (10) business days after such notice of submission attended by such senior-level executives of the parties and any necessary representatives to attempt in good faith to negotiate a resolution of the dispute.

C. If, within ten (10) business days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, either party may institute suit in the Superior Court of the State of California for the County of Los Angeles, or, if mutually agreed to by the parties, the dispute shall be settled by arbitration in Pasadena, California, in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association and shall be conducted by a single arbitrator, licensed to practice law within the State of California and established to be a member of the American Bar Association's Forum Committee on the Construction Industry.

     1. If the dispute is arbitrated, the award of the sole arbitrator shall be conclusive and binding upon the parties, subject to the provisions of the California Code of Civil Procedure relating to arbitration, as the code now exists, or may be amended during the term of this Subcontract. The arbitrator may fix and assess expenses of the arbitration against either or both parties.

     2. Judgment upon the arbitration award rendered by the arbitrator, may be entered in a court of competent jurisdiction.

     3. The final judgment of the Court (after all appeals have been finally determined or the time for appeal has expired, without an appeal having been made) or in absence thereof the decision of the arbitrator with respect to any dispute shall be binding on Contractor and Subcontractor.

     4. During the pendency and conduct of any litigation or arbitration, or litigation to enforce the award of an arbitrator, at Contractor's direction, Subcontractor shall continue to perform the Services. However, nothing in this paragraph shall limit the right of Contractor to complete the Services.

D. The rights and obligations of the parties under this provision shall survive completion or termination of this Subcontract.

              SECTION VI GENERAL PROVISIONS - STANDARD SUBCONTRACT

22   ASSIGNMENT

Subcontractor shall not subcontract, ______, or assign the Services, or any part thereof, and shall not assign any monies to become due, without first obtaining the written consent of Contractor in each and every instance.

23   CONFIDENTIALITY OF ALL DRAWINGS, SPECIFICATIONS, AND PLANS

All drawings, specifications, plans, and all other information furnished to Subcontractor by Contractor or obtained by Subcontractor pursuant to its performance of the Services under this Subcontract shall be held in confidence by Subcontractor and shall not be used by Subcontractor for any purpose other than for the performance of the Services or as authorized in writing by Contractor or Owner. Subcontractor acknowledges that all such plans, drawings, specifications, and all information gathered by Subcontractor in the performance of the Services under this Subcontract is the property of Contractor or Owner and shall be returned to Contractor with any copies made at the completion of the Services, save one confidential record copy.

24   RELEASE OF NEWS INFORMATION

No news release, including photographs and films, public announcement, denial, or confirmation shall be made by Subcontractor concerning the subject matter of this Subcontract without the prior written approval of Contractor.

25   GRATUITIES

Subcontractor warrants that neither it nor any of its agents or representatives has offered or given any gratuities to Contractor's or Owner's employees, agents or representatives to secure this Subcontract or to secure favorable treatment with respect thereto.

26   RIGHTS, REMEDIES AND WAIVER

The rights and remedies provided in this Subcontract to Contractor shall be cumulative with and in addition to the rights and remedies otherwise available at law or elsewhere provided for herein. No failure to exercise or delay in exercising on the part of Contractor of any right provided by this Subcontract or at law shall operate as a waiver thereof.

27   ORDER OF PRECEDENCE

In the event of an inconsistency between provisions of this Subcontract, the inconsistency shall be resolved in the following order:

     (1) Special Provisions

     (2) General Provisions

     (3) Statement of Work

     (4) Compensation and Payment

28   OFFSET

Contractor may deduct from any payments due to the Subcontractor under this Subcontract any amounts due, or claimed to be due, to Contractor or Owner from Subcontractor.

29   SEVERABILITY

If any provision in this Subcontract is determined to be void or unenforceable, such determination shall not affect the validity of any other provision.

30   ENTIRE AGREEMENT

This Subcontract, together with all documents, specifications, and drawings incorporated herein by reference, constitutes the entire agreement between Contractor and Subcontractor, and there are no terms, conditions, or provisions, either oral or written, between the parties other than those herein contained, and this Subcontract supersedes any and all oral or written representations, inducements, or understandings of any kind or nature between the parties relating to the Services.